                                                                  EXHIBIT 4.5.1

                                    REVOLVING

                          CREDIT AND GUARANTY AGREEMENT

                           DATED AS OF AUGUST 6, 2004

                                      AMONG

                             STANADYNE CORPORATION,

                                  AS BORROWER,

                     STANADYNE AUTOMOTIVE HOLDING CORP. AND

                 CERTAIN SUBSIDIARIES OF STANADYNE CORPORATION,

                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,

          AS SOLE LEAD ARRANGER, SOLE BOOKRUNNER AND SYNDICATION AGENT,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                           ANTARES CAPITAL CORPORATION

                           AS CO-DOCUMENTATION AGENT,

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,

                            AS CO-DOCUMENTATION AGENT

            --------------------------------------------------------

             $35,000,000 SENIOR SECURED REVOLVING CREDIT FACILITIES

            --------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                PAGE
SECTION 1. DEFINITIONS AND INTERPRETATION..................................................................       1
      1.1. Definitions.....................................................................................       2
      1.2. Accounting Terms................................................................................      38
      1.3. Interpretation, etc.............................................................................      39

SECTION 2. LOANS AND LETTERS OF CREDIT.....................................................................      39
      2.1. Revolving Loans.................................................................................      39
      2.2. Swing Line Loans................................................................................      40
      2.3. Issuance of Letters of Credit and Purchase of Participations Therein............................      43
      2.4. Pro Rata Shares; Availability of Funds..........................................................      48
      2.5. Use of Proceeds.................................................................................      48
      2.6. Evidence of Debt; Register; Lenders' Books and Records; Notes...................................      49
      2.7. Interest on Loans...............................................................................      49
      2.8. Conversion/Continuation.........................................................................      51
      2.9. Default Interest................................................................................      52
      2.10. Fees...........................................................................................      52
      2.11. Scheduled Payments/Commitment Reductions.......................................................      53
      2.12. Voluntary Prepayments/Commitment Reductions....................................................      53
      2.13. Mandatory Prepayments/Commitment Reductions....................................................      55
      2.14. Application of Prepayments/Reductions..........................................................      57
      2.15. General Provisions Regarding Payments..........................................................      57
      2.16. Ratable Sharing................................................................................      59
      2.17. Making or Maintaining Eurodollar Rate Loans....................................................      60
      2.18. Increased Costs; Capital Adequacy..............................................................      61
      2.19. Taxes; Withholding, etc........................................................................      63
      2.20. Obligation to Mitigate.........................................................................      65
      2.21. Defaulting Lenders.............................................................................      66
      2.22. Removal or Replacement of a Lender.............................................................      67

SECTION 3. CONDITIONS PRECEDENT............................................................................      68
      3.1. Closing Date....................................................................................      68
      3.2. Conditions to Each Credit Extension.............................................................      73

SECTION 4. REPRESENTATIONS AND WARRANTIES..................................................................      74
      4.1. Organization; Requisite Power and Authority; Qualification......................................      75
      4.2. Capital Stock and Ownership.....................................................................      75
      4.3. Due Authorization...............................................................................      75
      4.4. No Conflict.....................................................................................      75
      4.5. Governmental Consents...........................................................................      76
      4.6. Binding Obligation..............................................................................      76
      4.7. Historical Financial Statements.................................................................      76
      4.8. Projections.....................................................................................      76

      4.9. No Material Adverse Change......................................................................      77
      4.10. No Restricted Junior Payments..................................................................      77
      4.11. Adverse Proceedings, etc.......................................................................      77
      4.12. Payment of Taxes...............................................................................      77
      4.13. Properties.....................................................................................      77
      4.14. Environmental Matters..........................................................................      78
      4.15. No Defaults....................................................................................      79
      4.16. Material Contracts.............................................................................      79
      4.17. Governmental Regulation........................................................................      79
      4.18. Margin Stock...................................................................................      79
      4.19. Employee Matters...............................................................................      79
      4.20. Employee Benefit Plans.........................................................................      80
      4.21. Certain Fees...................................................................................      80
      4.22. Solvency.......................................................................................      80
      4.23. Related Agreements.............................................................................      80
      4.24. Compliance with Statutes, etc..................................................................      81
      4.25. Disclosure.....................................................................................      81
      4.26. Subordination;  Designation of the Credit Documents as "Designated Senior Indebtedness"; Etc...      81
      4.27. Aggregate Borrowing Base Calculation...........................................................      82

SECTION 5. AFFIRMATIVE COVENANTS...........................................................................      82
      5.1. Financial Statements and Other Reports..........................................................      82
      5.2. Existence.......................................................................................      87
      5.3. Payment of Taxes and Claims.....................................................................      87
      5.4. Maintenance of Properties.......................................................................      87
      5.5. Insurance.......................................................................................      87
      5.6. Inspections.....................................................................................      88
      5.7. Lenders Meetings................................................................................      88
      5.8. Compliance with Laws............................................................................      89
      5.9. Environmental...................................................................................      89
      5.10. Subsidiaries...................................................................................      90
      5.11. Additional Material Real Estate Assets.........................................................      91
      5.12. Interest Rate Protection.......................................................................      91
      5.13. Further Assurances.............................................................................      92
      5.14. Cash Management Systems........................................................................      92

SECTION 6. NEGATIVE COVENANTS..............................................................................      93
      6.1. Indebtedness....................................................................................      93
      6.2. Liens...........................................................................................      95
      6.3. Equitable Lien..................................................................................      97
      6.4. No Further Negative Pledges.....................................................................      97
      6.5. Restricted Junior Payments......................................................................      98
      6.6. Restrictions on Subsidiary Distributions........................................................      99
      6.7. Investments.....................................................................................     100
      6.8. Financial Covenants.............................................................................     101
      6.9. Fundamental Changes; Disposition of Assets; Acquisitions........................................     101

      6.10. Disposal of Subsidiary Interests...............................................................     102
      6.11. Sales and Lease-Backs..........................................................................     103
      6.12. Transactions with Shareholders and Affiliates..................................................     103
      6.13. Conduct of Business............................................................................     103
      6.14. Permitted Activities of Holdings...............................................................     103
      6.15. Amendments or Waivers of Certain Related Agreements............................................     104
      6.16. Amendments or Waivers with respect to Subordinated Indebtedness................................     104
      6.17. Fiscal Year....................................................................................     104
      6.18. No Other "Designated Senior Indebtedness"......................................................     104
      6.19. Maximum Consolidated Capital Expenditures......................................................     104
                   -

SECTION 7. GUARANTY........................................................................................     105
      7.1. Guaranty of the Obligations.....................................................................     105
      7.2. Contribution by Guarantors......................................................................     105
      7.3. Payment by Guarantors...........................................................................     106
      7.4. Liability of Guarantors Absolute................................................................     106
      7.5. Waivers by Guarantors...........................................................................     108
      7.6. Guarantors' Rights of Subrogation, Contribution, etc............................................     109
      7.7. Subordination of Other Obligations..............................................................     110
      7.8. Continuing Guaranty.............................................................................     110
      7.9. Authority of Guarantors or Borrower.............................................................     110
      7.10. Financial Condition of Borrower and Guarantors.................................................     110
      7.11. Bankruptcy, etc................................................................................     111
      7.12. Discharge of Guaranty Upon Sale of Guarantor...................................................     111

SECTION 8. EVENTS OF DEFAULT...............................................................................     112
      8.1. Events of Default...............................................................................     112
      8.2. Borrower's Right to Cure........................................................................     115

SECTION 9. AGENTS .........................................................................................     115
      9.1. Appointment of Agents...........................................................................     115
      9.2. Powers and Duties...............................................................................     116
      9.3. General Immunity................................................................................     116
      9.4. Agents Entitled to Act as Lender................................................................     117
      9.5. Lenders' Representations, Warranties and Acknowledgment.........................................     117
      9.6. Right to Indemnity..............................................................................     118
      9.7. Successor Administrative Agent, Collateral Agent and Swing Line Lender..........................     118
      9.8. Collateral Documents and Guaranty...............................................................     119

SECTION 10. MISCELLANEOUS..................................................................................     120
      10.1. Notices........................................................................................     120
      10.2. Expenses.......................................................................................     120
      10.3. Indemnity......................................................................................     121
      10.4. Set-Off........................................................................................     122
      10.5. Amendments and Waivers.........................................................................     122
      10.6. Successors and Assigns; Participations.........................................................     124
      10.7. Independence of Covenants......................................................................     127

      10.8. Survival of Representations, Warranties and Agreements.........................................     127
      10.9. No Waiver; Remedies Cumulative.................................................................     127
      10.10. Marshalling; Payments Set Aside...............................................................     128
      10.11. Severability..................................................................................     128
      10.12. Obligations Several; Independent Nature of Lenders' Rights....................................     128
      10.13. Headings......................................................................................     128
      10.14. APPLICABLE LAW................................................................................     128
      10.15. CONSENT TO JURISDICTION.......................................................................     128
      10.16. WAIVER OF JURY TRIAL..........................................................................     129
      10.17. Confidentiality...............................................................................     130
      10.18. Usury Savings Clause..........................................................................     130
      10.19. Counterparts..................................................................................     131
      10.20. Effectiveness.................................................................................     131
      10.21. USA Patriot Act...............................................................................     131

APPENDICES:    A      Commitments
               B      Notice Addresses

SCHEDULES:     1.1(a) Certain Adjustments to Financial Covenant Definitions
               1.1(b) Existing Capital Leases
               3.1(i) Closing Date Mortgaged Properties
               3.1(k) Phase I Report
               4.1    Jurisdictions of Organization and Qualification
               4.2    Capital Stock and Ownership
               4.13   Real Estate Assets
               4.14   Certain Environmental Matters
               4.17   Material Contracts
               4.20   Employee Benefits Plans
               5.9    Environmental Disclosure
               5.14   Cash Management Systems
               5.16   Post-Closing Obligations
               6.1    Certain Indebtedness
               6.2    Certain Liens
               6.7    Certain Investments
               6.12   Certain Affiliate Transactions

EXHIBITS:      A-1    Funding Notice
               A-2    Conversion/Continuation Notice
               A-3    Issuance Notice
               B-1    Revolving Loan Note
               B-2    Swing Line Note
               C      Compliance Certificate
               D      Assignment Agreement
               E      Certificate Re: Non-bank Status
               F-1    Closing Date Certificate
               F-2    Solvency Certificate
               G      Counterpart Agreement
               H      Mortgage
               I      Landlord Waiver and Consent Agreement
               J      Borrowing Base Certificate


The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                          CREDIT AND GUARANTY AGREEMENT

      This CREDIT AND GUARANTY AGREEMENT, dated as of August 6, 2004, is entered into by and among STANADYNE CORPORATION, a Delaware corporation ("BORROWER"), STANADYNE AUTOMOTIVE HOLDING CORP., a Delaware corporation ("HOLDINGS"), CERTAIN SUBSIDIARIES OF STANADYNE CORPORATION, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger, Sole Bookrunner and Syndication Agent, THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as Collateral Agent (together with its permitted successors in such capacity, "COLLATERAL AGENT"), and as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT"), ANTARES CAPITAL CORPORATION, as Co-Documentation Agent (in such capacity, "CO-DOCUMENTATION AGENT") and LASALLE BANK NATIONAL ASSOCIATION, as Co-Documentation Agent (in such capacity, "CO-DOCUMENTATION Agent").

                                    RECITALS:

      WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

      WHEREAS, Holdings owns all of the capital stock of Borrower;

      WHEREAS, KSTA Acquisition, LLC has entered into the Stock Purchase Agreement with the Sellers pursuant to which it has agreed to acquire Holdings;

      WHEREAS, Lenders have agreed to extend certain revolving credit facilities to Borrower, in an aggregate principal amount not to exceed $35.0 million of Commitments;

      WHEREAS, the proceeds of the Revolving Loans will be used to fund permitted capital expenditures and Permitted Acquisitions and to provide for the ongoing working capital requirements of Borrower following the Acquisition and for general corporate purposes;

      WHEREAS, Borrower has agreed to secure all of its Revolving Obligations by granting to Collateral Agent, for the benefit of Revolving Secured Parties, a First Priority Lien on its Liquid Collateral and granting a Second Priority Lien on its Fixed Collateral;

      WHEREAS, each Guarantor has agreed to guarantee the obligations of Borrower hereunder and to secure its Revolving Obligations by granting to Collateral Agent, for the benefit of Revolving Secured Parties, a First Priority Lien on its Liquid Collateral, and a Second Priority Lien on its Fixed Collateral, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries (excluding Stanadyne Amalgamations Private Limited and Stanadyne Systems Private Limited).

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

      1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

            "ACCOUNTS" means, as to each Credit Party, all of such Credit Party's "accounts" as defined in the UCC, whether now owned or hereafter acquired, including, without limitation, all present and future rights of such Credit Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with such a card.

            "ACQUISITION" means the acquisition by KSTA Acquisition, LLC of Holdings in accordance with the Acquisition Documents.

            "ACQUISITION DOCUMENTS" means the Stock Purchase Agreement and all other material documents executed and delivered in accordance with the terms thereof and in connection therewith.

            "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, and subject to availability, a variable rate of interest equal to: (a) the rate of interest determined by Administrative Agent at which deposits in U.S. Dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate Page (or any successor thereof) 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Administrative Agent) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period or (b) if the rate under clause (a) is not available, at Administrative Agent's election (i) the rate set forth in the New York edition of The Wall Street Journal under the "Money Rates" section for "London Interbank Offered Rates" or (ii) the applicable LIBOR quoted to Administrative Agent by JPMorgan Chase Bank (or any successor thereof).

            "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

            "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

            "AFFECTED LENDER" as defined in Section 2.17(b).

            "AFFECTED LOANS" as defined in Section 2.17(b).

            "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, that no Agent or Lender shall be deemed to be an "Affiliate" of any Credit Party.

            "AGENT" means each of Syndication Agent, Administrative Agent, Collateral Agent and each Co-Documentation Agent.

            "AGGREGATE AMOUNTS DUE" as defined in Section 2.16.

            "AGGREGATE BORROWING BASE" means, as of any date of determination, an amount equal to the sum at such time of:

            (a) 85% of the book value of the Eligible Accounts; and

            (b) the lesser of (1) 60% of the cost, calculated on a first-in-first-out basis, of Eligible Inventory at such time and (2) 85% of the appraised net orderly liquidation value of Eligible Inventory at such time;

in each case, less any Reserves reasonably established by Administrative Agent at such time. Administrative Agent shall have the right from time to time to adjust any of the advance rates set forth above in its Permitted Discretion.

            "AGGREGATE PAYMENTS" as defined in Section 7.2.

            "AGREEMENT" means this Revolving Credit and Guaranty Agreement, dated as of August 6, 2004, as it may be amended, supplemented or otherwise modified from time to time.

            "APPLICABLE COMMITMENT FEE PERCENTAGE" means, (a) from the Closing Date until the commencement of the first Interest Period commencing after the date of delivery of the Compliance Certificate and the financial statements for the second full Fiscal Quarter after the Closing Date, 0.50% per annum and (b) thereafter, a percentage per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

   LEVERAGE     APPLICABLE COMMITMENT
     RATIO          FEE PERCENTAGE
------------    ---------------------
 > 2.50:1.00           0.50%
 -
 < 2.50:1.00          0.375%

No change in the Applicable Commitment Fee Percentage shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage

Ratio. At any time and so long as Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Commitment Fee Percentage shall be determined as if the Leverage Ratio were in excess of 2.50:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Commitment Fee Percentage in effect from such date. No reduction in the Applicable Commitment Fee Percentage hereunder shall be effected for so long as any Default or Event of Default has occurred and is continuing.

            "APPLICABLE MARGIN" means:

            (a) from the Closing Date until the commencement of the first interest period occurring after the date of delivery of the Compliance Certificate and the financial statements for the second full Fiscal Quarter after the Closing Date with respect to Revolving Loans and Swing Line Loans that are Base Rate Loans, 1.25% per annum and with respect to Revolving Loans that are Eurodollar Loans, 2.25% per annum; and

            (b) thereafter, with respect to Revolving Loans and Swing Line Loans, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

                                           APPLICABLE MARGIN FOR
                   APPLICABLE MARGIN FOR    REVOLVING LOANS AND
                      REVOLVING LOANS         SWING LINE LOANS
LEVERAGE RATIO       (EURODOLLAR LOANS)      (BASE RATE LOANS)
--------------     ---------------------   ---------------------
  > 3.00:1.00              2.25%                   1.25%
  -
  < 3.00:1.00

  > 2.00:1.00              2.00%                   1.00%
  -
  < 2.00:1.00              1.75%                   0.75%

No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio. At any time and so long as Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin for Revolving Loans and Swing Line Loans shall be determined as if the Leverage Ratio were in excess of 3.00:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date. No reduction in the Applicable Margin hereunder shall be effected for so long as any Default or Event of Default has occurred and is continuing.

            "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor Subsidiary or, in the case of a non-Guarantor Subsidiary, another non-Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings' or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings' Subsidiaries, other than (i) inventory (or other assets) sold, licensed or leased in the ordinary course of business (excluding any such sales, licenses or leases by operations or divisions discontinued or to be discontinued), (ii) disposals of obsolete, worn-out or surplus property for aggregate consideration of less than $2,000,000 with respect to any transaction or series of related transactions or in the aggregate during any Fiscal Year, and (iii) sales of other assets at fair market value for aggregate consideration of less than $2,000,000 with respect to any transaction or series of related transactions or in the aggregate during any Fiscal Year.

            "ASSET SALE PROCEEDS ACCOUNT" means an account established pursuant to the terms of Section 6.9(c) which account shall be subject to a First Priority Lien in favor of the Term Collateral Agent on behalf of the Term Secured Parties and a Second Priority Lien in favor of the Revolving Collateral Agent on behalf of the Revolving Secured Parties.

            "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

            "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer, treasurer or controller.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

            "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

            "BENEFICIARY" means each Agent, Issuing Bank, Lender, Lender Counterparty, and Indemnitee.

            "BORROWER" means Stanadyne Corporation.

            "BORROWING AVAILABILITY" means as of any date of determination, the Aggregate Borrowing Base minus any Reserves (without duplication) reasonably established by Administrative Agent as of such time, including, without limitation, the Reserves provided for in Section 5.15.

            "BORROWING BASE CERTIFICATE" means a certificate by Borrower's chief financial officer substantially in the form of Exhibit J, with such modification to form and presentation as Administrative Agent may reasonably request from time to time, delivered by Borrower pursuant to Section 5.1(m).

            "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "BUSINESS DAY" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

            "CASH" means money, currency or a credit balance in any demand or Deposit Account.

            "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has Tier 1 capital (as defined in the regulations of its primary Federal banking regulator) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "CERTIFICATE RE: NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

            "CHANGE OF CONTROL" means, at any time:

            (i) Sponsor shall cease to beneficially own and control at least 51% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings;

            (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Sponsor (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Holdings or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings;

            (iii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Borrower;

            (iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Borrower cease to be occupied by Persons who either (a) were members of the board of directors of Borrower on the Closing Date or (b) were nominated for election by Sponsor or the board of directors of Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or

            (v) any "change of control" or similar event shall occur under the Senior Subordinated Notes or the Refinancing Notes that would require Borrower to tender for or otherwise give rise to an accelerated repayment of the Senior Subordinated Notes or the Refinancing Notes.

            "CLOSING DATE" means the first date on which the conditions precedent set forth in Section 3.1 are satisfied or waived in accordance with the terms hereof and the Term Loans are made to Borrower.

            "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

            "CLOSING DATE MORTGAGED PROPERTY" as defined in Section 3.1(i).

            "CO-DOCUMENTATION AGENT" is defined in the preamble hereto.

            "COLLATERAL" means the Fixed Collateral and the Liquid Collateral.

            "COLLATERAL AGENT" is defined in the preamble hereto.

            "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages, the IP Security Agreements, the Control Agreements, the Landlord Personal Property Collateral Access Agreements, if any, the Intercreditor Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to, or purporting to, (a) grant to Collateral Agent, for the benefit of Revolving Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations and/or (b) perfect such Liens.

            "COLLATERAL QUESTIONNAIRE" means a certificate in form satisfactory to Administrative Agent that provides information with respect to the personal or mixed property of each Credit Party.

            "COMMINGLED INVENTORY" means Inventory of Borrower or a Guarantor that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of another Person (other than Borrower or a Guarantor) at a location owned or leased by Borrower or a Guarantor to the extent that such Inventory of Borrower or a Guarantor is not readily identifiable.

            "COMMITMENT" means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swingline Loans hereunder and "COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $35,000,000.

            "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

            "COMPLIANCE PERIOD" means any period commencing on the date on which the Borrowing Availability minus the Total Utilization of Revolving Commitments is less than $5,000,000 for ten consecutive days and ending on the first date thereafter on which the Borrowing Availability minus the Total Utilization of Revolving Commitments has been equal to or greater than $5,000,000 for thirty consecutive days.

            "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to:

            (i) the sum, without duplication, of the amounts for such period of
(a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) Transaction Costs incurred and paid in such period,
(g) losses related to the redemption of SAC Notes not repurchased on or prior to the Closing Date in the Debt Tender and (h) other non-Cash items (including non-Cash purchase accounting adjustments) reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period) (i) management fees and expenses permitted by Section 6.5(f), (j) transaction costs relating to Permitted Acquisitions, dispositions, financings and debt extinguishment in an aggregate amount not to exceed $2,500,000 in any Fiscal Year and (k) restructuring charges in an amount not to exceed $5,000,000 per Fiscal Year, plus (in any given Fiscal Year) up to $10,000,000 of unused amounts under this clause (k) from prior Fiscal Years (or portions thereof) occurring since the Closing Date, provided that the aggregate amount of restructuring charges included in this clause (k) in all periods shall not exceed $25,000,000 in the aggregate (in the case of clauses (b) through (k), (x) to the extent deducted in determining Consolidated

Net Income and (y) unless applicable to Persons whose income (or losses) are not included in Consolidated Net Income pursuant to clause (ii) of the definition thereof), minus

            (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).

Amounts for periods prior to the Closing Date shall be as set forth on Schedule 1.1A.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries, excluding the purchase price of Permitted Acquisitions and purchases made with the proceeds of permitted Asset Sales or insurance coverage.

            "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

            "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents and deferred taxes.

            "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding deferred taxes and the current portion of long term debt and Capital Leases.

            "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to:

            (i) the sum, without duplication, of the amounts for such period of
(a) Consolidated Adjusted EBITDA (but determined by adding back thereto, but without duplication, any amounts deducted in the calculation of Consolidated Net Income for such Fiscal Year that were paid, incurred, or accrued in violation of any of the provisions of this Agreement), plus (b) the Consolidated Working Capital Adjustment, minus

            (ii) the sum, without duplication, of the amounts for such period of
(a) voluntary and scheduled repayments of Consolidated Total Debt to the extent such payments are not prohibited by this Agreement (excluding repayments of (1) Revolving Loans or Swing Line Loans or Term Loans or (2) other revolving loans except to the extent the commitments with respect to such other revolving loans are permanently reduced in connection with such repayment), (b) Consolidated Capital Expenditures to the extent such Consolidated Capital Expenditures are permitted under this Agreement (net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Cash Interest Expense to the extent related to Indebtedness permitted under this Agreement, (d) taxes based on income of Holdings and its Subsidiaries payable in Cash with respect to such period and actually paid, (e) cash consideration paid in respect of Permitted Acquisitions and (f) add-backs to Consolidated Adjusted EBITDA pursuant to clauses (i), (j) and (k) of the definition of Consolidated Adjusted EBITDA.

            "CONSOLIDATED FIXED CHARGES" means, for any period, the sum, without duplication, of the amounts determined for Borrower and its Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on Consolidated Total Debt, (iii) Consolidated Capital Expenditures and (iv) the portion of taxes based on income actually paid in cash and provisions for cash income taxes.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.10(d) payable on or before the Closing Date.

            "CONSOLIDATED NET INCOME" means, for any period:

            (i) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus

            (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has an interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

            "CONSOLIDATED TOTAL DEBT" means, as at any date of determination,
(i) the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, minus (ii) the sum of (x) Cash and Cash Equivalents on hand at Borrower and Guarantor Subsidiaries and (y) Cash and Cash Equivalents on hand at non-Guarantor Subsidiaries of Borrower in an amount not to exceed the amount of Indebtedness of such non-Guarantor Subsidiary which is included in the calculation of Consolidated Total Debt.

            "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

            "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

            "CONTROL AGREEMENTS" means each control agreement executed and delivered by the Collateral Agent for the benefit of the Secured Parties, a securities intermediary or depositary bank and the applicable Credit Party on the Closing Date and each control agreement to be executed and delivered by Collateral Agent, a securities intermediary or depositary bank and the applicable Credit Party pursuant to the terms of the Pledge and Security Agreement with such modifications as Collateral Agent may reasonably request or approve.

            "CONTROL INVESTMENT AFFILIATE" means, with respect to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

            "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

            "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10.

            "CREDIT DATE" means the date of a Credit Extension.

            "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Borrower in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith (in each case as such documents, instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time).

            "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

            "CREDIT PARTY" means each Person (other than any Agent, Issuing Bank, Swingline Lender or any Lender or any other representative thereof or any non-Affiliates of Borrower or its Subsidiaries) from time to time party to a Credit Document.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

            "CUSTOMER" means the account debtor with respect to any account and/or prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to sell any personal property or perform any services.

            "DEBT TENDER" means the receipt of tender and consents by Borrower of at least 50% in principal amount of the SAC Notes.

            "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

            "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.12 or Section
2.13 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Borrower, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

            "DEFAULTING LENDER" as defined in Section 2.21.

            "DEFAULTED LOAN" as defined in Section 2.21.

            "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

            "ELIGIBLE ACCOUNTS" means all of the Accounts owned by Borrower or a Guarantor and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Administrative Agent, except any Account to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment, subject to the approval of the Requisite Lenders, in the case of adjustments, new criteria or the elimination of Reserves which have the effect of making additional credit in excess of $5,000,000 available to Borrower; provided, however, for the avoidance of doubt, no such approval shall be required in the case of any adjustment or the elimination of Reserves caused by operation of the provisions of this Agreement relating to the Aggregate Borrowing Base. An Account may not constitute an Eligible Account unless such Account is subject to Collateral Agent's (for the benefit of the Revolving Secured Parties) First Priority perfected security interest, Collateral Agent's (for the benefit of the Term Secured Parties) Second Priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence reasonably satisfactory to Administrative Agent. Eligible Accounts shall not include any Account of Borrower or any Guarantor if:

            (a) it does not arise from the sale of Inventory or the performance of services by Borrower or a Guarantor in the ordinary course of its business;

            (b) it arises out of a sale made by Borrower or a Guarantor to an Affiliate of Borrower or a Guarantor or to a Person controlled by an Affiliate of Borrower or a Guarantor;

            (c) it is due or unpaid more than ninety (90) days after the original due date or one hundred twenty (120) days after the original invoice date;

            (d) fifty percent (50%) or more of the Accounts from such Customer are not deemed Eligible Accounts hereunder;

            (e) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached;

            (f) the Customer shall (i) apply for, suffer or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its general creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

            (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

            (h) Administrative Agent believes, in its reasonable judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the Customer's financial inability to pay;

            (i) for Accounts in excess of $500,000 in the aggregate, the Customer is the United States of America, any state or any department, agency, or instrumentality of any of them, unless Borrower or such Guarantor assigns its right to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) and has otherwise complied with other applicable statutes or ordinances;

            (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Account have not been performed or completed by Borrower or a Guarantor and accepted by the Customer or the Account otherwise does not represent a final sale;

            (k) the Account is subject to any offset, deduction, defense, dispute or counterclaim, the Customer is owed money as a creditor or supplier of Borrower or a Guarantor or the Account is contingent in any respect or for any reason; except that with respect to Accounts that are subject to offset as a result of volume rebates owing to a customer by Borrower or a Guarantor, such Accounts shall be deemed to be Eligible Accounts to the extent that the aggregate amount of such Accounts exceeds the aggregate amount of the volume rebate owing to such Customer;

            (l) to the extent that Borrower or a Guarantor has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts and allowances for prompt payment are reflected in the calculation of the face value of each respective invoice related thereto;

            (m) any return, rejection or repossession of any of the merchandise giving rise to such Account has occurred;

            (n) such Account is not payable to Borrower or a Guarantor;

            (o) (i) such Account is from a Customer, excluding Deere and Company and its Subsidiaries, whose aggregate Accounts with Borrower and Guarantors exceeds 25% of all Eligible Accounts, but only to the extent of such excess over 25% or (ii) such Account is Deere and Company and its Subsidiaries, to the extent Deere and Company's and its Subsidiaries' aggregate Accounts with Borrower and Guarantors exceeds 50% of all Eligible Accounts, but only to the extent of such excess over 50%;

            (p) Accounts (other than (1) Deere and Company and its Subsidiaries,
(2) Ford Motor Company and its Subsidiaries, (3) Tritec Motors LTDA and its Subsidiaries, (4) DaimlerChrysler AG and its Subsidiaries and (5) Accounts covered by credit insurance in form and amount, and by an insurer, reasonably satisfactory to Administrative Agent ) with respect to which the Customer is organized in a jurisdiction outside of the United States, to the extent the aggregate of such Accounts with Borrower and Guarantors exceeds 10% of all Eligible Accounts, but only to the extent of such excess over 10%; or

            (q) Accounts in excess of $500,000 in the aggregate with respect to which the Customer is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower or Guarantor, as applicable, is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year.

            "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund with respect to a Lender (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and
(ii) any commercial bank, financial institution, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, none of Holdings, any Affiliate of Holdings or Sponsor (other than Antares Capital Corporation in its capacity as a Lender) shall be an Eligible Assignee.

            "ELIGIBLE INVENTORY" means all of the Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis) owned by Borrower or a Guarantor and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Administrative Agent, except any Inventory to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Administrative Agent shall have the right, from time to time, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of the Requisite Lenders, in the case of adjustments, new criteria or the elimination of Reserves which have the effect of making additional credit in excess of $5,000,000 available to Borrower. Eligible Inventory shall not include any Inventory of Borrower or a Guarantor that:

            (a) is not owned by Borrower or a Guarantor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or Guarantor's performance with respect to that Inventory), except the Liens in favor of Collateral Agent and Permitted Liens in favor of landlords and bailees to the extent permitted in Section 5.15 hereof, (subject to Reserves established by Administrative Agent in accordance with Section 5.15 hereof and other Permitted Liens);

            (b) with respect to Inventory exceeding $500,000 in the aggregate,
(i) is not located on premises owned, leased or rented by Borrower or a Guarantor or (ii) is stored with a bailee (including, without limitation, a processor or converter) at a leased location, unless either (x) a reasonably satisfactory landlord waiver has been delivered to Administrative Agent, or (y) Reserves reasonably satisfactory to Administrative Agent have been established with respect thereto, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Administrative Agent and Reserves reasonably satisfactory to Administrative Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage or other security interest in favor of a creditor other than Collateral Agent unless a Landlord Personal Property Collateral Access Agreement has been delivered to Administrative Agent, or (v) is located on premises owned, leased or rented by a customer of Borrower or a Guarantor, unless (A) Collateral Agent has been notified thereof in advance, (B) such Inventory of Borrower or such Guarantor is clearly segregated from all Inventory of such customer in a manner satisfactory to Collateral Agent in its reasonable credit judgment, (C) all UCC filings deemed necessary or desirable by Collateral Agent have been made, including, without limitation, all UCC filings in respect of consigned inventory naming Customer as debtor and Borrower or Guarantor as secured party and all assignments of such UCC filings by Borrower or Guarantor to Collateral Agent, as assignee of the secured party, (D) a satisfactory collateral agreement, with respect to, among other things, access, acknowledgment of Collateral Agent's first priority Lien, UCC consignment filings and said Customer's agreement to notify Collateral Agent in advance if it changes its jurisdiction of organization, has been delivered to Collateral Agent by such Customer and (E) in any event, the maximum aggregate amount of all such Inventory, whether or not eligible, located on premises owned, leased or rented by all Customers of Borrower and all Guarantors does not exceed $25,000,000;

            (c) is placed on consignment, except as expressly provided in subpart (b) above;

            (d) with respect to Inventory exceeding $250,000 in the aggregate, is in transit, except inventory that is in transit (A) between locations owned or leased by one or more of Borrower and a Guarantor, (B) between a location owned or leased by Borrower or a Guarantor and a location not owned or leased by Borrower or a Guarantor (a "THIRD PARTY LOCATION") or (C) between Third Party Locations, provided that with respect to any such Third Party Location, a bailee acknowledgment letter (in form and substance reasonably satisfactory to the Collateral Agent) has been executed in favor of the Collateral Agent and delivered to the Collateral Agent;

            (e) is covered by a negotiable document of title, unless such document has been delivered to Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of Collateral Agent and Permitted Liens;

            (f) is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

            (g) consists of display items or packing or shipping materials, manufacturing supplies, fuel or replacement parts for equipment of Borrower and its Subsidiaries;

            (h) consists of goods that have been returned by the buyer and are not in salable condition;

            (i) is not of a type held for sale in the ordinary course of Borrower's or Guarantor's business;

            (j) is not subject to a First Priority Lien in favor of the Collateral Agent on behalf of the Revolving Secured Parties and a Second Priority Lien in favor of the Collateral Agent on behalf of the Term Secured Parties; provided, that (i) no assets described in Section 2.2 of the Pledge and Security Agreement shall be Eligible Inventory and (ii) no Inventory subject to a Permitted Lien shall be Eligible Inventory to the extent, but only to the extent, a Permitted Lien primes the First Priority Lien granted to the Collateral Agent, as determined by Collateral Agent;

            (k) breaches in any material respect any of the representations or warranties pertaining to Inventory set forth in the Credit Documents;

            (l) consists of any costs associated with "freight-in" charges;

            (m) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

            (n) does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

            (o) is Commingled Inventory; or

            (p) is otherwise unacceptable to Administrative Agent in its reasonable credit judgment.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or, within the preceding six years was, sponsored, maintained or contributed to by, or required to be contributed by, Holdings or any of its Subsidiaries or any of their respective ERISA Affiliates.

            "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order (including consent orders) or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL LAWS" means any and all foreign or domestic, federal or state (or any subdivision of either of them) or local statutes, ordinances, orders (including consent orders), rules, regulations, judgments, treaties, Governmental Authorizations, or any other requirements of Governmental Authorities relating to or imposing standards of conduct concerning (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the Release, generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; (iii) industrial hygiene, occupational safety and health; (iv) natural resources or natural resource damages; (v) land use or (vi) the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

            "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; and (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition to the extent that Holdings or such Subsidiary could reasonably be expected to have any liability with respect thereto under the Internal Revenue Code or ERISA.

            "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the termination of, or the appointment by PGBC of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could give rise to the imposition on Holdings or any of its Subsidiaries, including through any joint and several liability with any of their respective ERISA Affiliates, of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "EUROCURRENCY RESERVE REQUIREMENTS" for any day, as applied to a Eurodollar Rate Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to the Administrative Agent and/or any present or future Lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Agent and/or any such Lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

            "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

            "EVENT OF DEFAULT" means each of the conditions or events set forth in Section 8.1.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "EXISTING CAPITAL LEASES" means the Capital Leases listed on
Schedule 1.1(b) entered into by Stanadyne Corporation or a Subsidiary thereof as indicated thereon prior to the date hereof.

            "EXISTING INDEBTEDNESS" means the pre-existing Indebtedness of Borrower and its Subsidiaries on the Closing Date described in Schedule 1.1B hereto.

            "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

            "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

            "FAIR SHARE" as defined in Section 7.2.

            "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

            "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and in the case of interim financial statements, the absence of footnotes.

            "FINANCIAL PLAN" as defined in Section 5.1(i).

            "FIRST PRIORITY" means, with respect to any Lien purported to be created on any Collateral pursuant to any Collateral Document, that such Lien is prior in right to any other Lien thereon, other than Permitted Liens described in clauses (b) through (f), (i), (j), (k), (l) and (p) of Section 6.2.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year or, with respect to any non-Guarantor Subsidiaries only, December 31 or November 30 of each calendar year, as the case may be.

            "FIXED CHARGE COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the twelve-month period then ending; provided, solely with respect to this definition, the amount calculated pursuant to clause (k) of the definition of Consolidated Adjusted EBITDA shall be limited to restructuring charges of $5,000,000 per Fiscal Year without giving effect to any permitted carryover in such clause, to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter Period.

            "FIXED COLLATERAL" means, collectively, all of the real, personal and mixed property in which Second Priority Liens are purported to be granted pursuant to the Collateral Documents as security for the Revolving Obligations and shall include all "Fixed Collateral" as defined in the Intercreditor Agreement.

            "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Term Secured Parties or the Revolving Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

            "FUNDING DEFAULT" as defined in Section 2.21.

            "FUNDING GUARANTORS" as defined in Section 7.2.

            "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

            "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States of America generally accepted accounting principles in effect as of the date of determination thereof.

            "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

            "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

            "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

            "GRANTOR" as defined in the Pledge and Security Agreement.

            "GSCP" means Goldman Sachs Credit Partners L.P.

            "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

            "GUARANTOR" means each of Holdings and each Domestic Subsidiary of Holdings (other than Borrower).

            "GUARANTOR SUBSIDIARY" means each Guarantor other than Holdings.

            "GUARANTY" means the guaranty of each Guarantor set forth in Section 7.

            "HAZARDOUS MATERIALS" means any chemical, compound, constituent, material, waste or substance, which is prohibited, limited or regulated by any Governmental Authority or pursuant to any Environmental Law or which may or could pose a hazard to the health and safety of any Persons or to the indoor or outdoor environment.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, future, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this

Agreement or otherwise in the ordinary course of Holdings' or any of its Subsidiaries' businesses.

            "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

            "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i) the audited financial statements of Borrower and its Subsidiaries, for the immediately preceding three (3) Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Borrower and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six-or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and in the case of interim financial statements, the absence of footnotes.

            "HOLDINGS" as defined in the preamble hereto.

            "IMMATERIAL SUBSIDIARY" means, as of any date, any Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent twelve-month period do not exceed $100,000.

            "INCREASED-COST LENDERS" as defined in Section 2.22.

            "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) (except to the extent disputed in good faith) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause
(viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement, Currency Agreement and any commodities hedging agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement, any Currency Agreement or any commodities hedging agreement be deemed "Indebtedness" for any purpose under Section 6.8.

            "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the reasonable costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any past, present or future Hazardous Materials Activity), reasonable expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing the indemnity contained in Section 10.3), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to KSTA Acquisition LLC with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past, present or future activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

            "INDEMNITEE" as defined in Section 10.3.

            "INSTALLMENT" as defined in Section 2.11(a).

            "INSTALLMENT DATE" as defined in Section 2.11(a).

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the Closing Date, by and among Collateral Agent, Term Collateral Agent and Grantors.

            "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each of January 1, April 1, July 1 and October 1 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

            "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months (or, with the consent of each affected Lender, nine- or twelve-months), as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

            "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "INVENTORY" means, as to Borrower or a Guarantor, (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Person's business; all goods in which such Person has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by such Person, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business but excluding accounts receivable that are not so included. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "IP SECURITY AGREEMENT" means each IP Security Agreement, dated as of the Closing Date, by and among Borrower, each Guarantor and Collateral Agent.

            "ISSUANCE NOTICE" means an Issuance Notice in the form of Exhibit
A-3.

            "ISSUING BANK" means CIT or any of its Affiliates as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity, or a bank or other legally authorized Person selected by Administrative Agent in such Person's capacity as an issuer of a Letter of Credit.

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

            "LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit I with such amendments or modifications as may be approved by Collateral Agent.

            "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its reasonable discretion as not being required to be included in the Collateral.

            "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

            "LENDER COUNTERPARTY" means each Lender or Agent or any Affiliate of a Lender or an Agent, counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender).

            "LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

            "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $15,000,000 and
(ii) the aggregate unused amount of the Commitments then in effect.

            "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Borrower.

            "LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter or other date of determination of:

            (i) Consolidated Total Debt as of such day; to

            (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter);

provided, however, (a) for purposes of determining Consolidated Total Debt for use in computing the Leverage Ratio at the end of any Fiscal Quarter or other date of determination, the average daily balance of any revolving credit facility during the four-Fiscal Quarter period referred to in clause (ii) above shall be substituted for the balance of such facility outstanding on the last day of such Fiscal Quarter or other date of determination and (b) Consolidated Adjusted EBITDA shall be pro forma for Permitted Acquisitions as if they had occurred on the first day of the four-Fiscal Quarter period then ending.

            "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

            "LIQUID COLLATERAL" means, collectively, all of the personal property in which First Priority Liens are purported to be granted pursuant to the Collateral Documents as security for the Revolving Obligations and shall include, without limitation, all Accounts and Inventory of Borrower and Guarantors and shall include all "Liquid Collateral" as defined in the Intercreditor Agreement.

            "LOAN" means a Revolving Loan and/or a Swing Line Loan.

            "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole; (ii) the impairment (other than as a result of circumstances covered by clause (i) above) of the ability of any Credit Party to fully and timely perform its Revolving Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights and remedies available to, or conferred upon, any Agent, any Lender or any Secured Party under any Credit Document.

            "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

            "MATERIAL REAL ESTATE ASSET" means (i)(a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties upon or in which Holdings or any of its Subsidiaries conducts manufacturing, assembly or similar operations which operations account for more than 10% of the manufacturing and assembly revenues of Borrower and its Subsidiaries taken as a whole, and (c) Leasehold Properties that are subject to a sale and leaseback permitted under
Section 6.11 or (ii) any Real Estate Asset that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any Subsidiary thereof, including Borrower.

            "MOODY'S" means Moody's Investor Services, Inc.

            "MORTGAGE" means a Mortgage or Deed of Trust substantially in the form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

            "MULTIEMPLOYER PLAN" means any "multiemployer plan" as defined in
Section 3(37) of ERISA with respect to which Holdings, any Subsidiary or any ERISA Affiliate has, or would reasonably be expected to have, any liability (whether absolute or contingent).

            "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

            "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

            "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to:

            (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus

            (ii) any bona fide direct costs or expenses incurred in connection with such Asset Sale and payable to a Person that is not Holdings or a Subsidiary thereof, including without limitation, (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness permitted to be incurred under
Section 6.1 (other than the Loans or the Term Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or a Subsidiary thereof in connection with such Asset Sale and (d) brokers fees, accountant fees and expenses, counsel fees and expenses and other termination costs.

            "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to:

            (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus

            (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof and payable to a Person that is not Holdings or its Subsidiaries, (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause
(i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith and (c) actual and reasonable counsel fees and expenses.

            "NON-CASH PAY" means:

            (a) with respect to any Preferred Stock, that such Preferred Stock is not Cash-Pay Preferred Stock; and

            (b) with respect to any Capital Stock (other than Preferred Stock), that such Capital Stock does not require any cash payments (whether in respect of dividends, redemption, repurchase or otherwise) to be made thereon or in respect thereof on or prior to the date that is 91 days after the Revolving Commitment Termination Date.

            "NON-US LENDER" as defined in Section 2.19(c).

            "NOTE" means a Revolving Loan Note or a Swing Line Note.

            "NOTICE" means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

            "OBLIGATIONS" means the Revolving Obligations and the Term Obligations.

            "OBLIGEE GUARANTOR" as defined in Section 7.7.

            "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended and (v) with respect to any other business entity, the agreement or documents analogous to any of the foregoing. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PENSION PLAN" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, other than a Multiemployer Plan, which is subject to Title IV of ERISA, and with respect to which Holdings, any Subsidiary or any ERISA Affiliate has, or would reasonably be expected to have, any liability (whether absolute or contingent).

            "PERMITTED ACQUISITION" means any acquisition by Borrower or any of its wholly-owned Guarantor Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

                  (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                  (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100% by Borrower or a Guarantor Subsidiary thereof, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

                  (iv) Holdings and its Subsidiaries shall be in compliance with any applicable financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended, (as determined in accordance with Section 1.3;

                  (v) Borrower shall have delivered to Administrative Agent at least 10 Business Days prior to such proposed acquisition (x) all material transactional documents (which may be in draft form) in connection therewith, (y) a Compliance Certificate evidencing compliance with Section 6.8, if applicable, as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8 and (z) a Borrowing Base Certificate demonstrating compliance with clause (vii) below;

                  (vi) any Person or assets or division as acquired in accordance herewith (y) shall be in same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Closing Date or a business reasonably related thereto and (z) shall have generated positive cash flow for the twelve-month period most recently ended prior to the date of such acquisition; and

                  (vii) immediately after giving effect thereto, the Borrowing Availability shall be no less than $10,000,000.

            "PERMITTED CURE SECURITY" means a Non-Cash Pay equity security of Holdings issued pursuant to Section 8.2.

            "PERMITTED DISCRETION" means the reasonable exercise of the Administrative Agent's good faith judgment in consideration of any factor which is reasonably likely to (i) adversely affect the value of any Collateral, the enforceability or priority of the Liens thereon or the amount that the Administrative Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof or (ii) materially increase the likelihood that the Lenders would not receive payment in full in cash for all of the Obligations.

            "PERMITTED LIENS" means each of the Liens permitted pursuant to
Section 6.2.

            "PERMITTED REFINANCING" means, as to any Indebtedness, the Refinancing of such Indebtedness ("Refinancing Indebtedness"); provided that, in the case of such Refinancing Indebtedness, the following conditions are satisfied:

                  (i) the weighted average life to maturity of such Refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such Refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced;

                  (ii) the principal amount of such Refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced;

                  (iii) the respective obligor or obligors shall be the same on the Refinancing Indebtedness as on the Indebtedness being refinanced;

                  (iv) the security, if any, for the Refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of Refinancing Indebtedness); and

                  (v) no material terms applicable to such Refinancing Indebtedness or, if applicable, the related guarantees of such Refinancing Indebtedness (including covenants, events of default, remedies and acceleration rights) shall be materially more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced, in each case, taken as a whole.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

            "PHASE I REPORT" means, with respect to any Facility, a report that is either (A) set forth on Schedule 3.1(k), or (B) in form and substance reasonably satisfactory to Administrative Agent that (i) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527-00, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent,
(iii) includes an assessment of asbestos-containing materials at such Facility,
(iv) is accompanied by (a) an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (b) a current compliance audit. All Phase I Reports shall expressly specify that the report may be relied on by Administrative Agent or Administrative Agent shall have received a reliance letter so stating.

            "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement, dated as of the Closing Date, by and among Borrower, each Guarantor and Collateral Agent.

            "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority, in respect of dividends or distribution upon liquidation, over some other class of capital stock issued by such corporation.

            "PRIME RATE" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PRINCIPAL OFFICE" means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.

            "PROJECTIONS" as defined in Section 4.8.

            "PRO RATA SHARE" means with respect to all payments, computations and other matters relating to the Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.

            "REAL ESTATE ASSET" means, at any time of determination, any interest (fee or leasehold) then owned by any Credit Party in any real property.

            "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

            "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

            "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

            "REFINANCING NOTE INDENTURE" means the trust indenture pursuant to which any Refinancing Notes may be issued in accordance with the terms of this Agreement, as such indenture may be further amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with
Section 6.16 of this Agreement.

            "REFINANCING NOTES" as defined in Section 6.1(k).

            "REFUNDED SWING LINE LOANS" as defined in Section 2.2(b)(iv).

            "REGISTER" as defined in Section 2.6(b).

            "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REIMBURSEMENT DATE" as defined in Section 2.3(d).

            "RELATED AGREEMENTS" means, collectively, the Stock Purchase Agreement, the Stockholders Agreement and the documents governing the Senior Subordinated Notes, the Refinancing Notes and the Existing Capital Leases.

            "RELATED FUND" means any investment fund that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit and (ii) is administered and managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, seepage, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

            "REPLACEMENT LENDER" as defined in Section 2.22.

            "REQUISITE LENDERS" means one or more Lenders having or holding Revolving Exposure and representing more than 50% of the sum of the aggregate Revolving Exposure of all Lenders.

            "RESERVES" means (a) reserves reasonably established by Administrative Agent from time to time against Eligible Inventory pursuant to
Section 5.15, (b) reserves established by Administrative Agent from time to time against Eligible Inventory, in the full amount necessary to cover all shipping and other charges for items shipped by boat, (c) reserves established by Administrative Agent pursuant to specific terms of Credit Documents other than the Credit Agreement, and (d) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of any Credit Party that Administrative Agent may, in its reasonable credit judgment, establish from time to time, including, without limitation, reserves established on account of any Liens which may be prior in right to the First Priority Lien of Collateral Agent for the benefit of the Revolving Secured Parties, including, without limitation, any Liens which may be permitted under Section 6.2(q).

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Borrower now or hereafter outstanding; (iv) management or similar fees payable to Sponsor or any of its Affiliates; (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, repurchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment (or any offer to do any of the foregoing) with respect to the Senior Subordinated Notes, the Refinancing Notes, the SAC Notes and any other Indebtedness which is subordinated to the Revolving Obligations.

            "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

            "REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) the fifth (5th) anniversary of the Closing Date, (ii) the date the Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13, and (iii) the date of the termination of the Commitments pursuant to Section 8.1.

            "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Commitments, that Lender's Commitment; and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

            "REVOLVING LOAN" means a Loan made by a Lender to Borrower pursuant to Section 2.1(a).

            "REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

            "REVOLVING OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Revolving Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification (including, without limitation, pursuant to Section 10.3 hereof) or otherwise.

            "REVOLVING SECURED PARTIES" has the meaning assigned to such term in the Pledge and Security Agreement.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

            "SAC NOTES" means the 10.25% Senior Subordinated Notes dated as of December 11, 1997 by Stanadyne Automotive Corp., as issuer.

            "SECOND PRIORITY" means, with respect to any Lien purported to be created on any Collateral pursuant to any Collateral Document, that such Lien is prior in right to any other Lien thereon, other than the First Priority Lien in favor of the Collateral Agent for the benefit of the Term Secured Parties and Permitted Liens described in clauses (b) through (f), (i), (j), (k), (l) and

(p) of Section 6.2 and that such Lien is subordinate to the First Priority Lien in the manner set forth in the Intercreditor Agreement.

            "SECURED PARTIES" means the Revolving Secured Parties and the Term Secured Parties.

            "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SELLERS" means American Industrial Partners Capital Fund II, L.P., and the other stockholders of Stanadyne Automotive Holding Corp. set forth on
Schedule I to the Stock Purchase Agreement.

            "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of the date hereof pursuant to which Borrower has issued its Senior Subordinated Notes due 2014, as such indenture may be further amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with Section 6.16 of this Agreement.

            "SENIOR SUBORDINATED NOTES" means Borrower's unsecured Senior Subordinated Notes due 2014, dated the date hereof, and any registered senior subordinated notes having substantially identical terms and issued pursuant to the Senior Subordinated Indenture in exchange for the initial, unregistered Senior Subordinated Notes, together with any additional senior subordinated notes issued under the Senior Subordinated Note Indenture after the Closing Date and expressly permitted hereunder.

            "SOLE LEAD ARRANGER" as defined in the preamble hereto.

            "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2.

            "SOLVENT" means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

            "SPONSOR" means Kohlberg IV, L.P., its Control Investment Affiliates, Co-Investment Partners, L.P., a Delaware limited partnership, Massachusetts Mutual Life Insurance Company, a Massachusetts corporation, Tower Square Capital Partners L.P., a Delaware limited partnership, National City Equity Partners, LLC, an Ohio limited liability company, Hamilton Lane Private Equity Fund V L.P., a Guernsey limited partnership, Antares Capital Corporation, a Delaware corporation, Wilton Private Equity Fund, LLC, a Delaware limited liability company, DuPont Pension Trust, a Massachusetts trust, and James Wiggins, an individual.

            "SPONSOR EQUITY" means the Capital Stock of Holdings purchased by Sponsor on or prior to the Closing Date in an aggregate Cash amount equal to not less than 26% of the Purchase Price (as defined in the Stock Purchase Agreement).

            "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of June 23, 2004 among KSTA Acquisition, LLC and the Sellers and other parties thereto.

            "SUBJECT TRANSACTION" as defined in Section 1.3.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

            "SWING LINE LENDER" means CIT in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

            "SWING LINE LOAN" means a Loan made by Swing Line Lender to Borrower pursuant to Section 2.2.

            "SWING LINE NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

            "SWING LINE SUBLIMIT" means the lesser of (i) $5,000,000 and (ii) the aggregate unused amount of Commitments then in effect.

            "SWING LINE SWEEP PERIOD" as defined in Section 2.2(b)(vii).

            "SYNDICATION AGENT" as defined in the preamble hereto.

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

            "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall (i) be construed as a reference to a tax imposed by the jurisdiction or any subdivision thereof in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business (a "RELEVANT TAX JURISDICTION") on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office) and (ii) include all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any such Person (and/or in the case of a Lender, its Principal Office), in each case imposed by any Relevant Tax Jurisdiction in lieu of income, profits or gains taxes.

            "TERM COLLATERAL AGENT" means the "Collateral Agent" as defined in the Term Credit Agreement or any collateral agent under a Permitted Refinancing of the Term Credit Agreement.

            "TERM CREDIT AGREEMENT" means the Credit and Guaranty Agreement, dated as of the date hereof, by and among Borrower, the Guarantors, and GSCP, as Administrative Agent, Sole Lead Arranger, Sole Bookrunner, Collateral Agent and Syndication Agent, with regard to $65,000,000 in Term Loans, as it may be amended, supplemented or otherwise modified from time to time.

            "TERM LOANS" means the Term Loans under (and as defined in) the Term Credit Agreement, and includes any Permitted Refinancings thereof.

            "TERM OBLIGATIONS" means the Term Obligations under (and as defined in) the Term Credit Agreement, and includes any Permitted Refinancings thereof.

            "TERM SECURED PARTIES" as defined in the Term Credit Agreement, or any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loans.

            "TERMINATED LENDER" as defined in Section 2.22.

            "TITLE POLICY" as defined in Section 3.1(i).

            "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

            "TRANSACTION COSTS" means the fees, costs and expenses payable by Holdings, Borrower or any of Borrower's Subsidiaries on or before the Closing Date in connection with the Transactions.

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

            "TRANSACTIONS" means consummation of the Acquisition, the contribution of Sponsor Equity, the completion of the Debt Tender, the assumption of the Existing Capital Leases, the repayment of the Existing Indebtedness, the entering into of this Agreement and the Term Credit Agreement and the issuance of the Senior Subordinated Notes.

            "TYPE OF LOAN" means (i) with respect to Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

      1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). For purposes of determining compliance with the covenants contained in Section 6 and the calculation of the Leverage Ratio all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as used in the most recent of the annual financial statements referred to in
Section 4.7 and applied on a basis consistent with the application used in the financial statements referred to in Section 4.7; provided, further, that if Borrower notifies Administrative Agent that Borrower wishes to amend any covenant in Section 2.13 or Section 6 or the Leverage Ratio or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if Administrative Agent notifies Borrower that the Requisite Lenders wish to amend Section 2.13 or
Section 6 or the Leverage Ratio or any related definition for such purpose), then (i) Borrower and Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) Borrower's compliance with such covenant and the Leverage Ratio shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to Borrower and the Requisite Lenders. For the purposes of determining compliance under Sections 6.1, 6.2, 6.6, 6.7 and 6.8 with respect to any amount in a currency other than Dollars, such amount shall be deemed to equal the Dollar equivalent thereof at the time such amount was incurred or expended, as the case may be.

      1.3. CERTAIN CALCULATIONS. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a "SUBJECT TRANSACTION"), Consolidated Adjusted EBITDA (except with respect to calculations of Consolidated Excess Cash Flow) and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction or which are to be implemented by the business subject to that transaction or by Borrower and its Subsidiaries as a result of such Subject Transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission or as otherwise reasonably approved by Administrative Agent, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Borrower) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

      1.4. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. In computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including". Unless the context otherwise requires (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented and otherwise modified in accordance with the terms hereof, (ii) any references herein to any Person shall be construed to include such Person's successors and assigns, and (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

SECTION 2. LOANS AND LETTERS OF CREDIT

      2.1. REVOLVING LOANS.

            (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Lender's Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the lesser of (i) the Commitments then in effect and (ii) the Borrowing Availability then in effect, provided, further, that no Revolving Loans shall be made on the Closing Date. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and, subject to the terms and conditions of this Agreement, reborrowed during the Revolving Commitment Period. Each Lender's Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Commitments shall be paid in full no later than such date.

            (b) Borrowing Mechanics for Revolving Loans.

                  (i) Except pursuant to Sections 2.2(b)(iv), 2.2(b)(vii) and 2.3(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount (or such lesser amounts as may be necessary pursuant to Sections 2.2(b)(iv) and (vii)), and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or such lesser amounts as may be necessary pursuant to Sections 2.2(b)(iv) and (vii)).

                  (ii) Whenever Borrower desires that Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 12:00 p.m. (noon) (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

                  (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, and the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 12:00 p.m. (noon) (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Notice from Borrower.

                  (iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Borrower.

2.2. SWING LINE LOANS.

            (a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Borrower in an aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the lesser of (i) the Commitments then in effect and (ii) the Borrowing Availability then in effect, provided, further, that no Swing Line Loans shall be made on the Closing Date. Amounts borrowed pursuant to this Section 2.2 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed during the Revolving Commitment Period. Swing Line Lender's Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Commitments shall be paid in full no later than such date.

            (b) Borrowing Mechanics for Swing Line Loans.

                  (i) Swing Line Loans shall be made in an aggregate minimum amount of $100,000 and integral multiples of $25,000 in excess of that amount.

                  (ii) Whenever Borrower desires that Swing Line Lender make a Swing Line Loan, Borrower shall deliver to Administrative Agent a Funding Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.

                  (iii) Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Borrower at Administrative Agent's Principal Office, or to such other account as may be designated in writing to Administrative Agent by Borrower.

                  (iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower pursuant to Section 2.12, Swing Line Lender may at any time in its sole and absolute discretion deliver to Administrative Agent (with a copy to Borrower), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Borrower) requesting that each Lender holding a Commitment make Revolving Loans that are Base Rate Loans to Borrower on such Credit Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Promptly after receipt by Administrative Agent of such notice, Administrative Agent shall notify each such Lender thereof. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders (other than Swing Line Lender) shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans to Borrower and shall be due under the Revolving Loan Note issued by Borrower to Swing Line Lender. Borrower hereby authorizes Administrative Agent and Swing Line Lender to charge Borrower's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.16.

                  (v) If for any reason Revolving Loans are not made pursuant to
      Section 2.2(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender holding a Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Commitment fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

                  (vi) Notwithstanding anything contained herein to the contrary, (1) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party hereto or thereto; or
      (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and
      (2) Swing Line Lender shall not be obligated to make any Swing Line Loans
      (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements reasonably satisfactory to it and Borrower to eliminate Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the outstanding Swing Line Loans.

                  (vii) Notwithstanding anything contained herein to the contrary, no Swing Line Loans may be outstanding for more than ten consecutive days. To the extent a Swing Line Loan has not been voluntarily prepaid by Borrower pursuant to Section 2.12 within ten days of the making of such Swing Line Loan by Swing Line Lender, then Swing Line Lender shall request Lenders make Revolving Loans pursuant to Section 2.2(b)(iv). The amount of any such Swingline Amounts prepaid or repaid pursuant to Section 2.2(b)(iv) may not be reborrowed for a period of three days. Nothing in this clause (vii) shall be construed to impose any additional obligations, except the obligation to request Revolving Loans pursuant to the immediately preceding sentence, on the Swing Line Lender other than those obligations otherwise set forth in this Agreement.

      2.3. ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN.

            (a) Letters of Credit. During the period from the Closing Date until the thirtieth (30th) day before the end of the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Borrower in an aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided:

                  (i) each Letter of Credit shall be denominated in Dollars;

                  (ii) the stated amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to Issuing Bank;

                  (iii) after giving effect to such issuance, (y) the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit and (z) the Total Utilization of Revolving Commitments shall not exceed the lesser of the Commitments then in effect and the Borrowing Availability then in effect.;

                  (iv) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) the tenth (10th) Business Day prior to the Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit;

                  (v) in no event shall any commercial Letter of Credit have an expiration date later than the earlier of (1) the tenth (10th) day prior to the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit;

                  (vi) in no event shall any Letter of Credit be issued if such Letter of Credit is otherwise unacceptable to Issuing Bank in its reasonable discretion; and

                  (vii) all such Letters of Credit shall provide for sight drawings.

Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, that Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it, Administrative Agent and Borrower to eliminate Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage.

            (b) Notice of Issuance. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent (with a copy to Issuing Bank) an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank's standard operating procedures. Promptly after the issuance or amendment of a standby Letter of Credit, Issuing Bank shall notify Borrower and Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, Administrative Agent shall promptly notify each Lender, in writing, of such Letter of Credit or amendment and if so requested by a Lender, Administrative Agent shall furnish such Lender with a copy of such Letter of Credit or amendment. With regards to commercial Letters of Credit, Issuing Bank shall furnish Administrative Agent, by facsimile, on the first Business Day of each week with a report detailing the daily aggregate commercial Letter of Credit outstandings for the previous week. In the event of any conflict between the terms of a Letter of Credit or Letter of Credit application and this Agreement, the terms of this Agreement shall govern and control.

            (c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Borrower and Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit so long as such conditions are complied with in all material respects;

                  (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v) errors in interpretation of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;

                  (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                  (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts;

and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Borrower. Notwithstanding anything to the contrary contained in this Section 2.3(c), Borrower shall retain any and all rights it may have against Issuing Bank for any liability to the extent arising solely out of the gross negligence or willful misconduct of Issuing Bank or from honoring a Letter of Credit that does not comply in all material respects with the conditions to draw on such Letter of Credit.

            (d) Reimbursement by Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall promptly notify Borrower and Administrative Agent, and Borrower shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Borrower intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders having a Commitment to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing (and Administrative Agent shall promptly notify each such Lender having a Commitment of such deemed request), and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.3(d) shall be deemed to relieve any Lender having a Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.3(d).

            (e) Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit made in accordance with
Section 3.2, each Lender having a Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Borrower shall fail for any reason to reimburse Issuing Bank as provided in Section 2.3(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Commitments. Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of Issuing Bank is located which is also a Business Day in New York
City) after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.3(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.3(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

            (f) Obligations Absolute. The obligation of Borrower to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.3(d) and the obligations of Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries;

                  (vi) any breach hereof or any other Credit Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Default shall have occurred and be continuing;

provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

            (g) Indemnification. Without duplication of any obligation of Borrower under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable fees, expenses and disbursements of counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

      2.4. PRO RATA SHARES; AVAILABILITY OF FUNDS.

            (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

            (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion (subject to Section 3.2(a)), but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

      2.5. USE OF PROCEEDS. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made after the Closing Date shall be applied by Borrower for working capital and general corporate purposes of Holdings and its Subsidiaries, including Permitted

Acquisitions and capital expenditures permitted hereunder. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

      2.6. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

            (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any Loan. Borrower hereby designates CIT to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Borrower hereby agrees that, to the extent CIT serves in such capacity, CIT and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

            (c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower's receipt of such notice) a Note or Notes to evidence such Lender's Revolving Loan or Swing Line Loan, as the case may be.

      2.7. INTEREST ON LOANS.

            (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                  (i) in the case of Revolving Loans:

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

                        (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

                        (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; and

                  (ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin.

            (b) The basis for determining the rate of interest with respect to any Loan (except Swing Line Loans, which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the earlier of thirty (30) days after the Closing Date or the date that Syndication Agent notifies Borrower that the primary syndication of the Loans and Commitments has been completed, as reasonably determined by Syndication Agent, the Revolving Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

            (c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

            (d) Interest payable pursuant to Section 2.7(a) shall be computed
(i) in the case of Base Rate Loans based upon the Prime Rate on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans or Base Rate Loans not based upon the Prime Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

            (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

            (f) Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and
(ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

            (g) Interest payable pursuant to Section 2.7(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.7(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower.

      2.8. CONVERSION/CONTINUATION.

            (a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

                  (i) to convert at any time all or any part of any Revolving Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from one Type of

      Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under
      Section 2.17 in connection with any such conversion; or

                  (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan.

            (b) Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

      2.9. DEFAULT INTEREST. The principal amount of all Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.0% per annum in excess of the highest interest rate otherwise then payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.0% per annum in excess of the highest interest rate otherwise then payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

      2.10. FEES.

            (a) Borrower agrees to pay to Lenders having Revolving Exposure:

                  (i) commitment fees equal to (1) the average of the daily difference between (a) the Commitments, and (b) the sum of (x) the aggregate principal amount of outstanding Revolving Loans plus (y) the Letter of Credit Usage plus (z) solely with respect to the calculation of commitment fees relating to the Commitment of Swing Line Lender, outstanding Swing Line Loans, times (2) the Applicable Commitment Fee Percentage; and

                  (ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.10(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

            (b) Borrower agrees to pay directly to Issuing Bank, for its own account, the following fees:

                  (i) a fronting fee equal to 0.125%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

                  (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

            (c) All fees referred to in Section 2.10(a) and 2.10(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

            (d) In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

      2.11. SCHEDULED PAYMENTS/COMMITMENT REDUCTIONS. Revolving Loans and Swingline Loans shall be paid in full on the Revolving Commitment Termination Date.

      2.12. VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

            (a) Voluntary Prepayments.

                  (i) Any time and from time to time:

                        (1) with respect to Base Rate Loans (other than Swing
            Line Loans), Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount;

                        (2) with respect to Eurodollar Rate Loans, Borrower may
            prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; and

                        (3) with respect to Swing Line Loans, Borrower may
            prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000, and integral multiples of $25,000 in excess of that amount.

            (ii)  All such prepayments shall be made:

                        (1) upon not less than one Business Day's prior written
            or telephonic notice in the case of Base Rate Loans (other than Swing Line Loans);

                        (2) upon not less than three Business Days' prior
            written or telephonic notice in the case of Eurodollar Rate Loans;
            and

                        (3) upon written or telephonic notice on the date of
            prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Revolving Loans, as the case may be, by telefacsimile or telephone promptly confirmed in writing to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.14(a).

            (b) Voluntary Commitment Reductions.

                  (i) Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone promptly confirmed in writing to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

                  (ii) Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share thereof.

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

      2.13. MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.

            (a) Asset Sales. Subject to Section 2.14(b), no later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrower shall prepay the Loans and the Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such amount of Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred-sixty (360) days of receipt thereof in productive assets used in the business of Borrower and its Subsidiaries; provided, further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Commitments).

            (b) Insurance/Condemnation Proceeds. Subject to Section 2.14(b), no later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds in excess of $1,000,000 during any Fiscal Year, Borrower shall prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such amount of Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred-sixty (360) days of receipt thereof in productive assets used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets in respect thereof; provided, further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Commitments).

            (c) Issuance of Equity Securities. Subject to Section 2.14(b), on the date of receipt by Holdings of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Holdings (other than (i) pursuant to any employee stock or stock option compensation plan, (ii) equity issued to Sponsor, all or substantially all of the Cash proceeds of which are utilized by Borrower for capital expenditures permitted hereunder or Investments otherwise permitted hereunder, or (iii) equity issued pursuant to Section 8.2 hereof), Borrower shall prepay the Loans and the Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 75.0% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith payable to a Person that is not Holdings or one of its Affiliates (except Sponsor, provided such reasonable costs and expenses payable to Sponsor were approved by the disinterested members of the Borrower's board of directors and it is a one-time fee), including reasonable legal fees and expenses, provided, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 3.00:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required by this Section 2.13(c) in an amount equal to 50.0% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith payable to a Person that is not Holdings or one of its Subsidiaries or Affiliates (except Sponsor, provided such reasonable costs and expenses payable to Sponsor were approved by the disinterested members of the Borrower's board of directors and it is a one-time fee).

            (d) Issuance of Debt. Subject to Section 2.14(b), no later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1 (except for Indebtedness incurred pursuant to Section 6.1(k) the proceeds of which are not used to prepay the Senior Subordinated Notes), but expressly including the proceeds of any sale and leaseback pursuant to Section 6.11), Borrower shall prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith payable to a Person that is not Holdings or one of its Subsidiaries or Affiliates (except Sponsor, provided such reasonable costs and expenses payable to Sponsor were approved by the disinterested members of the Borrower's board of directors and it is a one-time fee), including reasonable legal fees and expenses.

            (e) Consolidated Excess Cash Flow. Subject to Section 2.14(b), in the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2005), Borrower shall, no later than one hundred-twenty five (125) days after the end of such Fiscal Year, prepay the Loans and the Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to (i) 75.0% of such Consolidated Excess Cash Flow minus (ii) optional prepayments of the Term Loans and, to the extent of a Commitment reduction, Revolving Loans, in each case, during such Fiscal Year; provided, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 3.00:1.00 or less, Borrower shall only be required to make the prepayments and/or reductions otherwise required by this Section 2.13(e) in an amount equal to 50.0% of such Consolidated Excess Cash Flow.

            (f) Revolving Loans and Swing Loans. Borrower shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Commitments then in effect.

            (g) Borrowing Base. Borrower shall from time to prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not exceed at any time the Borrowing Availability then in effect.

            (h) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to Sections 2.13(a) through 2.13(e), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced in an amount equal to such excess as set forth in Section 2.14(b), and Borrower shall concurrently

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

therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

      2.14. APPLICATION OF PREPAYMENTS/REDUCTIONS.

            (a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.12(a) shall be applied as follows:

                  first, to repay outstanding Swing Line Loans to the full extent thereof; and

                  second, to repay outstanding Revolving Loans.

            (b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.13(a) through 2.13(e) shall be applied as follows:

                  first, to prepay Term Loans to the full extent thereof (to be applied first, on a pro rata basis to reduce the scheduled Installments of principal of such Term Loans during the next twelve months, and second, on a pro rata basis, to reduce the remaining scheduled Installments of principal of such Term Loans);

                  second, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Commitments by the amount of such prepayment;

                  third, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Commitments by the amount of such prepayment;

                  fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Commitments by the amount of such prepayment;

                  fifth, to cash collateralize Letters of Credit and to further permanently reduce the Commitments by the amount of such cash collateralization; and

                  sixth, to further permanently reduce the Commitments to the full extent thereof.

            (c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.17(c).

      2.15. GENERAL PROVISIONS REGARDING PAYMENTS.

            (a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at Administrative Agent's Principal Office for the account of

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

Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

            (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Base Rate Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

            (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due to such Lender, including, without limitation, all fees payable to such Lender with respect thereto, to the extent received by Administrative Agent.

            (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Commitment fees and any Letter of Credit fees hereunder.

            (f) Borrower hereby authorizes Administrative Agent to charge Borrower's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, Letter of Credit reimbursements, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

            (g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full.

            (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, including from payments or proceeds in respect of any sale, or any collection from, or other

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

realization upon, all or any part of the Collateral, shall be applied, subject to the terms of the Intercreditor Agreement, as follows:

                  (i) first, to the payment of all costs and expenses of any such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder or under the Pledge and Security Agreement (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent under the Pledge and Security Agreement for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Pledge and Security Agreement, all in accordance with the terms hereof or thereof;

                  (ii) second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties in such order as they may elect; and

                  (iii) third, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Credit Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      2.16. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that

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

any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder directly by Borrower.

      2.17. MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

            (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

            (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of

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

Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

            (c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits (including, without limitation, the Applicable Margin)) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

            (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

            (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and under
Section 2.18 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under
Section 2.18.

      2.18. INCREASED COSTS; CAPITAL ADEQUACY.

            (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank and Swingline Lender for purposes of this Section 2.18(a)) shall determine (which determination shall, absent manifest error, be final

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

and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Failure or delay on the part of any Lender, Issuing Bank or Swingline Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's, Issuing Bank's or Swingline Lender's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender, Issuing Bank or Swingline Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, Issuing Bank or Swingline Lender, as the case may be, notifies Borrower of the change giving rise to such increased costs or reductions and of such Lender's, Issuing Bank's or Swingline Lender's intention to claim compensation therefor (except that, if the change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

            (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank and Swingline Lender for purposes of this
Section 2.18(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling Person with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Notwithstanding the foregoing, Borrower shall not be required to compensate a Lender, Issuing Bank or Swingline Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, Issuing Bank or Swingline Lender, as the case may be, notifies Borrower of the change giving rise to such increased costs or reductions and of such Lender's, Issuing Bank's or Swingline Lender's intention to claim compensation therefor (except that, if the change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

      2.19. TAXES; WITHHOLDING, ETC.

            (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

            (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank and Swingline Lender for purposes of this Section 2.19(b)) under any of the Credit Documents:

                  (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

                  (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit

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

      Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                  (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

            (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any

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payments to such Lender of interest payable under any of the Credit Documents.
Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under
Section 2.19(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this
Section 2.19(c), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.19(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant this Section 2.19 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

            (d) If and to the extent that any Lender is able, in its sole opinion, to receive any tax refund arising out of or in conjunction with any deduction or withholding which gives rise to an obligation of Borrower to pay any Tax (other than a Tax on the overall net income of any Lender) pursuant to this Section 2.19 then such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the refund and without any other adverse tax consequences for such Lender, reimburse to Borrower at such time as such refund shall have actually been received by such Lender such amount as such Lender shall, in its sole opinion, have determined to be attributable to the relevant deduction or withholding and as will leave such Lender in no better or worse position than it would have been in if the payment of such Tax had not been required.

      2.20. OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank and Swingline Lender for purposes of this Section 2.20) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through

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another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to
Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

      2.21. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan or its portion of any unreimbursed payment under Section 2.2(b)(iv) or 2.3(e) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Borrower so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Commitment fee payable to Lenders pursuant to Section 2.10 in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Commitment fee pursuant to Section
2.10 with respect to such Defaulting Lender's Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which

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Borrower may have against such Defaulting Lender with respect to any Funding
Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

      2.22. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an "INCREASED-COST LENDER") shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.17, 2.18 or 2.19, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower's request for such withdrawal; or (b)
(i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to
Section 2.17(c), 2.18 or 2.19 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

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SECTION 3. CONDITIONS PRECEDENT

      3.1. CLOSING DATE. The obligation of any Lender to make a Credit Extension on or after the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

            (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

            (b) Organizational Documents; Incumbency. Administrative Agent shall have received:

                  (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto;

                  (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party;

                  (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business (each of which shall be listed on Schedule 4.1), each dated a recent date prior to the Closing Date; and

                  (v) such other documents as Administrative Agent may reasonably request.

            (c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, both before and after giving effect to Transactions, shall be as set forth on Schedule 4.1.

            (d) Capitalization of Holdings and Borrower. (i) On the Closing Date, Sponsor shall have made the contribution of Sponsor Equity and Borrower shall have received the proceeds thereof; and (ii) On the Closing Date, Borrower shall have issued $160,000,000 of Senior Subordinated Notes which, together with Sponsor Equity and the proceeds of the Term Loans, shall be sufficient to consummate the Acquisition and the transactions contemplated in connection therewith and to pay all Transaction Costs.

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            (e) Consummation of Transactions.

                  (i) (1) All conditions set forth in the Acquisition Documents and documents related to the Senior Subordinated Notes shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent (which consent shall not be unreasonably withheld) and (2) the Transactions shall have become effective in accordance with the terms of the Related Agreements.

                  (ii) Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith. Each Related Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Administrative Agent and no provision thereof shall have been modified or waived in any respect reasonably determined by Administrative Agent to be material, in each case without the consent of Administrative Agent.

            (f) Existing Indebtedness; Debt Tender. On the Closing Date, Holdings and its Subsidiaries shall have:

                  (i) repaid in full all outstanding Existing Indebtedness;

                  (ii) terminated any commitments to lend or make other extensions of credit thereunder;

                  (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date; and

                  (iv) made arrangements reasonably satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

Administrative Agent shall be reasonably satisfied that an irrevocable notice of redemption for all outstanding SAC Notes has been deposited with the trustee and sufficient funds have been irrevocably deposited to fund such redemption and the Debt Tender shall have occurred, each on terms reasonably acceptable to Administrative Agent.

            (g) Transaction Costs. On or prior to the Closing Date, Borrower shall have delivered to Administrative Agent Borrower's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

            (h) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are reasonably necessary in connection with the transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting

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periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

            (i) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Revolving Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in certain Real Estate Assets, Borrower and each applicable Guarantor shall have used their commercially reasonable efforts to obtain and deliver to Collateral Agent, in the case of each Leasehold Property listed on Schedule 3.1(i), (I) a Landlord Consent and Estoppel and (II) evidence that such Leasehold Property is a Recorded Leasehold Interest, and Collateral Agent shall have received from Borrower and each applicable Guarantor:

                  (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(i) (each, a "CLOSING DATE MORTGAGED PROPERTY");

                  (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located addressed to the Agents and the Lenders and dated as of the Closing Date with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

                  (iii) (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a "TITLE POLICY"), in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence reasonably satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records; and

                  (iv) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent.

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            (j) Personal Property Collateral. In order to create in favor of
Collateral Agent, for the benefit of the Revolving Secured Parties, a valid, perfected Second Priority security interest in the personal property Fixed Collateral, and a valid, perfected First Priority security interest in the personal property Liquid Collateral, Collateral Agent shall have received:

                  (i) evidence reasonably satisfactory to Collateral Agent of the compliance by each Credit Party with their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements perfecting the security interest in deposit and/or securities accounts as provided therein);

                  (ii) a completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized for filing by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

                  (iii) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located and the laws of any other applicable jurisdictions addressed to the Agents and the Lenders and dated as of the Closing Date, in each case as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent; and

                  (iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property and by the applicable Credit Party and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

            (k) Environmental Reports. Administrative Agent shall have received reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent, regarding environmental matters relating to the Facilities, which reports shall include a Phase I Report for each of the Facilities specified by Administrative Agent.

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            (l) Historical Financial Statements; Projections. The Lenders shall have received from Borrower (i) the Historical Financial Statements, (ii) the Projections and (iii) pro forma consolidated balance sheet of Borrower and its Subsidiaries as at the Closing Date, reflecting the consummation of the Transaction, which pro forma financial statements shall be in form and substance reasonably satisfactory to Administrative Agent. Such financial statements shall show pro forma Consolidated Adjusted EBITDA of Borrower after giving effect to the Transactions (calculated in accordance with Regulation S-X and including only those adjustment that the Sole Lead Arranger reasonably agrees are appropriate) (i) for the twelve month period ended April 30, 2004 of not less than $50.7 million and (ii) for any subsequent twelve month period for which financial statements are available of not less than $50.0 million.

            (m) Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower's insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to
Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of the Revolving Secured Parties, as additional insured and loss payee thereunder to the extent required under
Section 5.5.

            (n) Opinions of Counsel to Credit Parties. Lenders shall have received originally executed copies of the favorable written opinions of Ropes & Gray LLP, counsel for Credit Parties, addressed to the Agents and the Revolving Secured Parties, as to such other matters as Administrative Agent and Collateral Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Secured Parties).

            (o) Fees. Borrower shall have paid to Agents the fees payable on the Closing Date referred to in Section 2.10(d).

            (p) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from the chief financial officer of Borrower, dated the Closing Date and addressed to Administrative Agent and Lenders, in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of Transactions, Borrower and its Subsidiaries are and will be Solvent.

            (q) Closing Date Certificate. Holdings and Borrower shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

            (r) Credit Rating. The credit facilities provided for under this Agreement shall have been assigned a credit rating by either S&P and Moody's in each case reasonably satisfactory to the Agents.

            (s) Closing Date. Lenders shall have made the initial Term Loans under the Term Credit Agreement to Borrower contemporaneously herewith.

            (t) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or

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before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that could have a Material Adverse Effect.

            (u) Chief Financial Officer Certificate. Holdings and Borrower shall have delivered to Administrative Agent and Lenders an originally executed chief financial officer certificate certifying that the pro forma Leverage Ratio as at the Closing Date and for the most recent twelve-month period for which financial statements are available of Borrower and its Subsidiaries for the twelve-month period then ended (which pro forma ratio shall be calculated reflecting the Transactions on a pro forma basis and shall be acceptable to the Lenders) shall not be greater than 4.5 to 1.0.

            (v) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

            (w) Borrowing Base Certificate; Liquidity. Administrative Agent shall have received a Borrowing Base Certificate with customary supporting documentation and supplemental reporting to be agreed upon between Administrative Agent and Borrower.

            (x) Appraisal. Administrative Agent shall have received an independent audit prepared by a firm reasonably satisfactory to Administrative Agent with respect to the Accounts and Inventory of Borrower and the Guarantors, all in form and substance reasonably satisfactory to Administrative Agent.

            (y) Patriot Act. Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

      3.2. CONDITIONS TO EACH CREDIT EXTENSION.

            (a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

                  (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

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                  (ii) after making the Credit Extensions requested on such
      Credit Date, the Total Utilization of Revolving Commitments shall not exceed the lesser of (x) Commitments then in effect and (y) the Borrowing Availability then in effect;

                  (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                  (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

                  (v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit; and

                  (vi) the Borrower shall represent and warrant that after giving effect to such Credit Extension (other than the issuance of Letters of Credit), the aggregate Cash and Cash Equivalents of Holdings and its Subsidiaries will not exceed $10,000,000.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lenders such request is warranted under the circumstances.

            (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders, Swingline Lender and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, Swingline Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and

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agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Transactions contemplated hereby):

      4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Holdings and its Subsidiaries:

      (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1;

      (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby; and

      (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

      4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both before and after giving effect to the Transactions.

      4.3. DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

      4.4. NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not:

      (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries;

      (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries;

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      (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or

      (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

      4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth in the Stock Purchase Agreement, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

      4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and in the case of interim statements, to the absence of footnotes. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

      4.8. PROJECTIONS. On and as of the Closing Date, the Projections of Holdings and its Subsidiaries for the period Fiscal Year 2004 through and including Fiscal Year 2008 (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Holdings; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of Holdings believed that the Projections were reasonable.

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      4.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2003, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

      4.10. NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 2003, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

      4.11. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      4.12. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

      4.13. PROPERTIES.

            (a) Title. Each of Holdings and its Subsidiaries has, subject to Permitted Liens, (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to
Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

            (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under

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such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

      4.14. ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or as otherwise set forth on Schedule 4.14:

            (a) neither Holdings nor any of its Subsidiaries nor any of their respective past or present Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity;

            (b) neither Holdings nor any of its Subsidiaries (i) has, or has received or is aware of, any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or applicable Environmental Laws (including Governmental Authorizations required by Environmental Laws) with regard to any past or present Facilities or operations, (ii) has knowledge or reason to believe that any such notice will be received or is being threatened, (iii) is or has been reason within the last five years in non-compliance with Environmental Laws, including any and all Governmental Authorizations required by Environmental Laws, or (iv) has assumed any liability of any other Person under applicable Environmental Laws;

            (c) neither Holdings nor any of its Subsidiaries has either been notified in writing by a Governmental Agency or by any other Person that it may be a potentially responsible party or received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

            (d) there are and, to each of Holdings' and its Subsidiaries' knowledge, have been, no facts, circumstances, conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to (i) form the basis of an Environmental Claim against Holdings or any of its Subsidiaries;
(ii) cause any Facility to become subject to any Lien, restriction on ownership, occupancy, use or transferability under any Environmental Law; or (iii) require any Facility to be upgraded or modified in order to remain in compliance with current and reasonably foreseeable future requirements under Environmental Law;

            (e) neither Holdings nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Holdings or any of its Subsidiaries, has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings' or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent ;

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            (f) no event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Release of Hazardous Materials, or any Hazardous Materials Activity.

      4.15. NO DEFAULTS. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

      4.16. MATERIAL CONTRACTS. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

      4.17. GOVERNMENTAL REGULATION. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

      4.18. MARGIN STOCK. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

      4.19. EMPLOYEE MATTERS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the knowledge of Holdings and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of Holdings threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the knowledge of Holdings and Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause
(a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

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      4.20. EMPLOYEE BENEFIT PLANS. Holdings and each of its Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except as would not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan (other than the payment of benefits in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates, except as would not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur, except as would not reasonably be expected to have a Material Adverse Effect. Except to the extent required under
Section 4980B of the Internal Revenue Code or similar state laws or as set forth on Schedule 4.20, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. Holdings, each of its Subsidiaries and each of their ERISA
Affiliates have complied in all material respects with the requirements of
Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

      4.21. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

      4.22. SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

      4.23. RELATED AGREEMENTS.

            (a) Delivery. Holdings and Borrower have delivered to Administrative Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof.

            (b) Representations and Warranties. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Related Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in the Related Agreement to the contrary, the representations and warranties of each Credit Party set forth in this Section 4.23 shall, solely for purposes hereof, survive the Closing Date for the benefit of Lenders.

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            (c) Governmental Approvals. All Governmental Authorizations and all
other authorizations, approvals and consents of any other Person required by the Related Agreements or to consummate the Transactions have been obtained and are in full force and effect.

            (d) Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Transactions set forth in the Related Agreements have been duly satisfied or, with the consent of Administrative Agent (which may not be unreasonably withheld) waived, and (ii) the Transactions have been consummated in accordance with the Related Agreements and all applicable laws.

      4.24. COMPLIANCE WITH STATUTES, ETC. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      4.25. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Borrower (other than matters of a general economic nature or affecting Borrower's industry generally) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      4.26. SUBORDINATION; DESIGNATION OF THE CREDIT DOCUMENTS AS "DESIGNATED SENIOR INDEBTEDNESS"; ETC.

            (a) (i) The subordination provisions contained in the documents governing the Senior Subordinated Notes, the Refinancing Notes and any guarantees of such Senior Subordinated Notes and Refinancing Notes are enforceable against Holdings, Borrower and any of its Subsidiaries party thereto and the holders of such Indebtedness, and (ii) all Obligations of the Credit Parties (to the extent they are obligors with respect to the Senior Subordinated Notes, the Refinancing Notes or any guarantees of such Senior Subordinated Notes and Refinancing

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Notes) hereunder and in the other Credit Documents are covered by and included in the definitions of "Designated Senior Debt" and "Senior Debt" (or any comparable definitions) included in the respective subordination provisions contained in the documentation governing the Senior Subordinated Notes, the Refinancing Notes and any guarantees of such Senior Subordinated Notes and Refinancing Notes. In addition, Borrower hereby designates the Obligations under this Agreement as "Designated Senior Debt" for the purposes of the definition of "Designated Senior Debt" (or any comparable definition) contained in the Senior Subordinated Notes Indenture, the Refinancing Notes and any guarantees of such Senior Subordinated Notes and Refinancing Notes.

            (b) All incurrences of Loans and issuances of Letters of Credit as permitted under this Agreement are, and when incurred or issued will be, permitted under (and shall give rise to no breach or violation of any of) the SAC Notes, the Senior Subordinated Notes and the Refinancing Notes.

      4.27. AGGREGATE BORROWING BASE CALCULATION. The calculation by Borrower of the Aggregate Borrowing Base and the valuation thereunder is accurate in all respects.

SECTION 5. AFFIRMATIVE COVENANTS

      Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

      5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will deliver to Administrative Agent (and Administrative Agent shall promptly deliver to each Lender):

            (a) Monthly Reports. As soon as available, and in any event within thirty (30) days after the end of each month ending after the Closing Date, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows of Borrower and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail (it being understood that such monthly statements are not, for this purpose, required to be prepared in accordance with
GAAP) and (ii) a reconciliation of the Eligible Accounts trial balance of Borrower and the Guarantors to Borrower's most recent Borrowing Base Certificate, in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

            (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of

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the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto, (ii) a reconciliation of the Eligible Inventory by location to the most recent Borrowing Base Certificate, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion and (iii) an aging of accounts payable and a reconciliation of that accounts payable aging to the monthly financial statements delivered pursuant to
Section 5.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion;

            (c) Annual Financial Statements. As soon as available, and in any event within one hundred five (105) days after the end of each Fiscal Year, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.8 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

            (d) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c) or as may be required pursuant to Section 6.8, a duly executed and completed Compliance Certificate;

            (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such

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subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative
Agent;

            (f) Notice of Default. Promptly upon any officer of Holdings or Borrower obtaining knowledge:

                  (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Borrower with respect thereto;

                  (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b);

                  (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

                  (iv) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any condition or event that constitutes a default under any lease of a Real Estate Asset subject to a Mortgage;

a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

            (g) Notice of Litigation. Promptly upon any officer of Holdings or Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Borrower to enable Lenders and their counsel to evaluate such matters;

            (h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings or any of its Subsidiaries or any of their then existing ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) with reasonable promptness, copies of (1) all notices received by Holdings or any of its Subsidiaries or any of their then-existing ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (2) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan (including without limitation any Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings,

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any of its Subsidiaries or any of their then-existing ERISA Affiliates with the
Internal Revenue Service with respect to each Pension Plan) as Administrative Agent shall reasonably request;

            (i) Financial Plan. As soon as practicable and in any event no later than thirty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each month of the first Fiscal Year included in the Financial Plan and (iii) a schedule of projected restructuring charges for such Fiscal Year;

            (j) Insurance Report. As soon as practicable and in any event by no later than five (5) Business Days after the annual renewal date, a summary report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

            (k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Holdings or Borrower;

            (l) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or (ii) after any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

            (m) Borrowing Base Certificate. As soon as available, and in any event within twenty (20) days after the last Business Day of each calendar month ending after the Closing Date, a Borrowing Base Certificate with respect to the Borrower and Guarantors (including a individual breakdown of the information in the Borrowing Base Certificate with respect to Precision Engine Products Corp.) dated as of the last Business Day of such month, together with any additional schedules and other information that Administrative Agent may reasonably request; provided, that, upon the occurrence and continuation of a Default or Event of Default, such Borrowing Base Certificates and any additional schedules and other information shall be delivered as often as reasonably requested by Administrative Agent;

            (n) Notice of Compliance Period. Promptly upon any officer of Holdings or Borrower obtaining knowledge of the commencement of a Compliance Period, or the

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termination of a Compliance Period, Borrower shall provide written notice thereof to the Administrative Agent.

            (o) Information Regarding Collateral. Borrower will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party's organizational name, (ii) in any Credit Party's identity or organizational structure, (iii) in any Credit Party's jurisdiction of organization or (iv) in any Credit Party's Federal Taxpayer Identification Number or organizational identification number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent (for the benefit of the Revolving Secured Parties) to continue at all times following such change to have a valid, legal and perfected First Priority security interest in all the Liquid Collateral and a valid, legal and perfected Second Priority security interest in all the Fixed Collateral; and for the Collateral Agent at all times following such change to have such valid, legal and perfected security interests as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

            (p) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to the Collateral Agent an Officer's Certificate either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the then most recent certificate delivered pursuant to this Section, as applicable, or identifying such changes; and

            (q) Other Information. (A) Promptly upon their becoming available, copies of:

                  (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings;

                  (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and

                  (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and

            (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.

            Documents required to be delivered pursuant to Sections 5.1(a), 5.1(b), 5.1(c), 5.1(e) or 5.1(i) may be delivered electronically, and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents or provides a link thereto on Borrower's website on the Internet at the website address listed on Appendix B; or (ii) on which

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such documents are posted on Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided, however, that: (x) Borrower shall deliver paper copies of such documents to Administrative Agent until a written request to cease delivering paper copies is given by Administrative Agent and (y) Borrower shall notify (which may be by facsimile or electronic mail) Administrative Agent of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the Compliance Certificates to Administrative Agent. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery.

      5.2. EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and Governmental Authorizations material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such right, franchise, licenses and Governmental Authorizations or if the preservation thereof is no longer desirable in the conduct of the business of such Person, and the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

      5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

      5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

      5.5. INSURANCE. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its

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Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of the Revolving Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Revolving Secured Parties, as the loss payee thereunder and provides for at least thirty days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

      5.6. INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that each Lender shall at all times coordinate with Administrative Agent regarding the frequency and timing of such visits and inspections so as to reasonably minimize the burden imposed on the Credit Parties. Additionally Borrower and the Credit Parties shall permit any authorized representatives designated by Administrative Agent to conduct, twice per Fiscal Year, audits or other examination of all books, records, Eligible Inventory and Eligible Accounts of Credit Parties, each such audit to be in scope and substance reasonably satisfactory to Administrative Agent all upon reasonable notice and at such reasonable times as may reasonably be requested, or, upon the occurrence and continuance of a Default or Event of Default, at any time at the request of (and as frequently as may be requested by) Administrative Agent. Further, each Credit Party shall provide Administrative Agent, at its request, with, or allow Administrative Agent or its representatives to perform, (i) a desktop appraisal for each of the first three Fiscal Quarters of each Fiscal Year and (ii) a complete appraisal with respect thereto for one quarter of such Fiscal Year, or upon the occurrence and continuance of a Default or an Event of Default, at any time at the request of Administrative Agent.

      5.7. LENDERS MEETINGS. Holdings and Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

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      5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      5.9. ENVIRONMENTAL.

            (a) Environmental Disclosure. Holdings will deliver to Administrative Agent:

                  (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports (including any Phase I Reports) of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to material environmental matters at any Facility or with respect to any Environmental Claims;

                  (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws (or any Governmental Authorization issued thereunder) other than any Release (A) that occurred in the ordinary course of business and in material compliance with Environmental Law, or (B) that could not reasonably result in an Environmental Claim that would have a Material Adverse Effect; (2) any remedial action taken by Holdings or any other Person in response to
      (A) any Hazardous Materials Activities the existence or occurrence of which could reasonably result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, could reasonably result in a Material Adverse Effect, and (3) Holdings' or Borrower's discovery of any occurrence or condition on any Facility or real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                  (iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, could reasonably result in a Material Adverse Effect, and (2) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                  (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental

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      Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

                  (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this
      Section 5.9(a).

            (b) Hazardous Materials Activities. Subject to Schedule 5.9, each Credit Party shall, at its sole cost and expense, promptly take or cause to be taken, and shall cause each of its Subsidiaries promptly to take or cause to be taken, any and all actions reasonably necessary to (i) cure any violation of Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Facility or otherwise related to any Hazardous Material Activity that could reasonably be expected to have a Material Adverse Effect when such remediation is either (A) required under any Environmental Law or (B) reasonably requested by Administrative Agent in writing, and (iii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) Environmental Covenants. Subject to Schedule 5.9, each Credit Party will take or cause to be taken, and shall cause each of its Subsidiaries to take or cause to be taken, such actions as reasonably necessary to ensure that: (a) all uses and operations on or of any Facility shall be in material compliance with all Environmental Laws and Governmental Authorizations issued pursuant thereto; (b) keep or cause all Facilities free and clear of any material Lien imposed pursuant to Environmental Laws; (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws (d) there shall be no Releases of Hazardous Materials in, on, under or from any Facility that would be reasonably likely to result in an Environmental Claim that could reasonably be expected to have a Material Adverse Effect; and (e) there shall be no Hazardous Materials in, on, or under any Facility, except those that are both (i) in material compliance with all Environmental Laws and with Governmental Authorizations issued pursuant thereto, if and to the extent required, and (ii) in amounts not materially in excess of that reasonably necessary for the conduct of the business of such Credit Party or Subsidiary.

      5.10. SUBSIDIARIES. In the event that any Person becomes a Domestic Subsidiary of Borrower, Borrower shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement and Intercreditor Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those

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described in Sections 3.1(b), 3.1(i), 3.1(j), 3.1(k) and 3.1(n). In the event that any Person becomes a Foreign Subsidiary of Borrower, and the ownership interests of such Foreign Subsidiary are owned by Borrower or by any Domestic Subsidiary thereof, Borrower shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), and Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in
Section 3.1(j) necessary to grant and to perfect a Second Priority Lien in favor of Collateral Agent, for the benefit of the Revolving Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests. With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; provided, such written notice shall be deemed to supplement Schedule
4.1 and 4.2 for all purposes hereof.

      5.11. ADDITIONAL MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Second Priority Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of the Revolving Secured Parties, then such Credit Party, as soon as practical after and, in any event, no later than 30 days after, acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(i), 3.1(j) and 3.1(k) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority Lien in favor of Collateral Agent, for the benefit of the Revolving Secured Parties, in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien for the benefit of the Revolving Secured Parties.

      5.12. INTEREST RATE PROTECTION. No later than sixty (60) days following the Closing Date and at all times thereafter, Borrower shall maintain, or cause to be maintained, in effect one or more Interest Rate Agreements for a term of not less than three (3) years and otherwise in form and substance reasonably satisfactory to Administrative Agent, such that the amount of not less than 50.0% of the aggregate notional principal amount of the total Indebtedness for borrowed money (excluding Revolving Loans) of Borrower and its Subsidiaries outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) shall be either (i) fixed rate Indebtedness or (ii) subject to Interest Rate Agreements effectively limiting the Unadjusted Eurodollar Rate Component of the interest costs to Borrower to a rate reasonably acceptable to Administrative Agent. Notwithstanding the foregoing, Borrower shall not be required to so maintain such Interest Rate Agreements to the extent that the aggregate notional principal amount of the Interest Rate Agreements of Borrower and its Subsidiaries otherwise required by this Section 5.12 is less than $20,000,000.

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      5.13. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries and all of the outstanding Capital Stock of Borrower and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries). In addition, each Credit Party will provide Lenders with any information requested pursuant to Section 10.21.

      5.14. CASH MANAGEMENT SYSTEMS. Holdings and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Administrative Agent. Such systems shall be outlined on Schedule 5.14 (as it may be amended from time to time with the consent of Administrative Agent).

      5.15. LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS, BAILEE LETTERS AND REAL ESTATE PURCHASES. Each Credit Party shall use its reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where any material amount of Collateral is stored or located, which agreement or letter shall (unless otherwise agreed to in writing by Administrative Agent) contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if the Collateral Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Eligible Inventory at that location shall, in Administrative Agent's reasonable discretion, be subject to such Reserves as may be established by Administrative Agent in its reasonable credit judgment. After the Closing Date, Borrower will use its commercially reasonable best efforts to ensure that no real property or warehouse space where any material amount of the Collateral is located shall be leased by any Credit Party and no more than 5% of the Inventory that is to be included in the Aggregate Borrowing Base shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Collateral Agent (which consent may not be unreasonably withheld but may be conditioned upon the establishment of Reserves reasonably acceptable to Administrative Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except to the extent that the same are being contested in good faith.

      5.16. POST-CLOSING OBLIGATIONS. Borrower shall satisfy and perform each obligation set forth on Schedule 5.16 within the time frame set forth for such obligation on Schedule 5.16; provided that the Administrative Agent, in its reasonable discretion, may extend such time frames to provide for reasonable extensions.

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SECTION 6. NEGATIVE COVENANTS

      Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

      6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (a) the Term Obligations and the Revolving Obligations;

            (b) Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a Second Priority Lien in favor of Collateral Agent (for the benefit of the Revolving Secured Parties) pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made;

            (c) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

            (d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

            (e) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

            (f) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

            (g) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of Borrower of Indebtedness of Borrower or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

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            (h) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced,
(B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

            (i) on or prior to September 30, 2004, Indebtedness evidenced by any SAC Notes not repurchased in the Debt Tender in an aggregate principal amount not to exceed $12,000,000;

            (j) Indebtedness with respect to (i) Capital Leases, (ii) purchase money Indebtedness (including any such purchase money Indebtedness acquired in connection with a Permitted Acquisition), provided, any such purchase money Indebtedness (x) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, (y) shall constitute not less than 75% and not more than 100% of the aggregate consideration paid with respect to such asset; and (z) the Indebtedness incurred pursuant to clauses (i) and (ii) collectively shall not exceed $7,500,000 at any time; (iii) the Existing Capital Leases and (iv) Permitted Refinancings of the foregoing;

            (k) (x) the Senior Subordinated Notes and (y) senior subordinated unsecured debt securities issued to redeem the Senior Subordinated Notes in full, in an aggregate principal amount of up to the sum of the aggregate outstanding principal amount of the Senior Subordinated Notes (but in any event not to exceed $160,000,000) plus any reasonable and customary transaction costs and fees (approved by Administrative Agent) and required premium incurred in connection therewith (the "REFINANCING NOTES"); provided that the proceeds thereof are used to prepay or redeem the Senior Subordinated Notes and/or prepay the Term Loans, or a portion thereof, and reasonable and customary fees, commissions, legal fees and other costs and expenses incurred in connection with such issuance and redemption or prepayment; provided, further, that (i)(A) the terms of such additional Indebtedness shall not contain any cross-default provisions (other than for material non-payment, and may include a cross-acceleration provision), (B) the terms of the Refinancing Notes shall not contain any financial maintenance covenants, (C) the Refinancing Notes shall not be secured by any asset of Borrower or any of its Subsidiaries, (D) no portion of the principal of the Refinancing Notes shall be scheduled to be redeemed, repurchased or otherwise repaid or prepaid (other than as a result of a change of control, acceleration or such other provision as shall be customary for comparable high-yield debt securities) prior to the date that is ninety-one (91) days after the Revolving Commitment Termination Date, and (E) the Refinancing Notes shall otherwise, taken as a whole, be on terms no less favorable to the Lenders than the terms of the Senior Subordinated Notes; and (ii) after giving effect to the incurrence of the Refinancing Notes, no Default or Event of Default shall exist or would result therefrom;

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            (l) Indebtedness under Hedge Agreements or any commodities hedging agreement entered into for the purpose of hedging risks associated with Holdings' and its Subsidiaries' operations and not for speculative purposes;

            (m) (i) Indebtedness of any Foreign Subsidiary, consisting of local lines of credit incurred in the ordinary course of business of such Foreign Subsidiary and not guaranteed by a Guarantor Subsidiary, in an aggregate amount not to exceed at any time the U.S. dollar equivalent of $7,500,000 and (ii) Indebtedness of any Foreign Subsidiary, consisting of an Investment made by a Credit Party to such Foreign Subsidiary as permitted by Section 6.7(j); and

            (n) (i) Indebtedness of non-Guarantor Subsidiaries to other non-Guarantor Subsidiaries and (ii) Indebtedness of Borrower or Guarantor Subsidiaries to non-Guarantor Subsidiaries in an amount not to exceed $2,000,000 in the aggregate at any time outstanding;

            (o) Indebtedness to finance the repurchase price of Holdings stock from former employees; provided such Indebtedness is subordinated to the Revolving Obligations on terms and conditions reasonably acceptable to the Administrative Agent;

            (p) Indebtedness assumed in Permitted Acquisitions and any deferred purchase price for Permitted Acquisitions in an amount not to exceed $2,500,000 per acquisition and $7,500,000 in the aggregate at any time outstanding; and

(q) other unsecured Indebtedness of Holdings and its Subsidiaries in an aggregate amount not to exceed at any time $10,000,000.

      6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

            (a) Liens in favor of Collateral Agent for the benefit of the Revolving Secured Parties granted pursuant to any Credit Document and Liens in favor of the Collateral Agent for the benefit of the Term Secured Parties granted pursuant to any Credit Document (as defined in the Term Credit Agreement), as in effect on the date hereof and as amended, supplemented or modified from time to time in accordance with the terms of the Intercreditor Agreement;

            (b) Liens for Taxes not then due or, if due, if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

            (c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401
(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for

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amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

            (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

            (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

            (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder and any restriction, lien or encumbrance that the interest or title of such lessor or sublessor may be subject to;

            (g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

            (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

            (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (k) (i) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Borrower or such Subsidiary and (ii) leases or subleases granted by Holdings or any of its Subsidiaries to third parties in respect of surplus property which is not fundamental to the operation of the business in the ordinary course of business; provided that such leases and subleases are on arms-length, commercial terms and otherwise satisfactory to Administrative Agent;

            (l) Liens described in Schedule 6.2 or, with respect to Real Estate Assets, on a title report delivered pursuant to Section 3.1(i)(iii);

            (m) Liens securing Indebtedness permitted pursuant to 6.1(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

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            (n) Liens securing Indebtedness of Foreign Subsidiaries permitted pursuant to Section 6.1(m), provided that such Liens only attach to the assets of Foreign Subsidiaries;

            (o) Liens securing judgments for the payment of money (except to the extent giving rise to an Event of Default under Section 8.1(h));

            (p) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of Borrower and/or any Subsidiary of Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower and the Subsidiaries of Borrower; and

            (q) other Liens securing Indebtedness in an aggregate amount not to exceed $2,500,000 at any time outstanding; provided such Liens shall not be on any assets constituting Liquid Collateral owned by the Borrower or any Guarantor unless the Collateral Agent shall have given its written consent to such a Lien (such consent not to be unreasonably withheld).

      6.3. EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets (a) of a kind or nature comparable to the Fixed Collateral, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Term Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness (other than the Revolving Obligations) secured thereby as long as any such Indebtedness shall be so secured and the Revolving Obligations will (x) so long as the Term Obligations are so secured, have a Second Priority Lien on such properties or assets and (y) if the Term Obligations have been discharged, be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured and (b) of a kind or nature comparable to the Liquid Collateral, whether now owned or hereafter acquired, it shall make or cause to be made effective provisions whereby the Revolving Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness (other than the Term Obligations) secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

      6.4. NO FURTHER NEGATIVE PLEDGES. except with respect to:

      (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale;

      (b) restrictions contained in agreements with respect to Indebtedness incurred by Foreign Subsidiaries in accordance with this Agreement (provided that such restrictions are limited to the property or assets of such Foreign Subsidiary and its Subsidiaries);

      (c) restrictions contained in (x) the Senior Subordinated Notes Indenture,
(y) the indenture in respect of the Refinancing Notes (provided that such restrictions are no less favorable to the Lenders than those contained in the Senior Subordinated Notes Indenture) and (z) the Term Credit Agreement or any document evidencing a Permitted Refinancing thereof

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(provided that such restrictions are no less favorable to the Lenders than those contained in the Term Credit Agreement);

      (d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be);

      (e) Liens permitted to be incurred under Section 6.2 and restrictions in the agreements relating thereto that limit the right of Borrower to dispose of or transfer the assets subject to such Liens;

      (f) provisions limiting the disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

      (g) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition; and

      (h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

      6.5. RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

      (a) Borrower may make regularly scheduled payments of interest in respect of Senior Subordinated Notes or Refinancing Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued;

      (b) Borrower may prepay or redeem the Senior Subordinated Notes in full with the proceeds of the Refinancing Notes;

      (c) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may make Restricted Junior Payments to Holdings (and Holdings may make Restricted Junior Payments to its corporate parent) (i) in an aggregate amount not to exceed $250,000 in any Fiscal Year, to the extent necessary to permit Holdings (or its corporate parent) to pay general administrative costs and expenses and (ii) to the extent necessary to permit Holdings (or

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its corporate parent) to discharge the consolidated tax liabilities of Holdings
(or its corporate parent) and its Subsidiaries, in each case so long as Holdings (or its corporate parent) applies the amount of any such Restricted Junior Payment for such purpose;

      (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may repurchase the SAC Notes which were not tendered in connection with the Debt Tender;

      (e) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may purchase or redeem (and Borrower may declare and pay dividends or make other distributions to Holdings the proceeds of which are to be used by Holdings to so purchase or redeem), and may make Restricted Junior Payments to Holdings' corporate parent to redeem, Capital Stock of Holdings or its corporate parent, as the case may be (including related stock appreciation rights or similar securities) held by then present or former officers or employees of Holdings, Borrower or any of their Subsidiaries or by any Pension Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Pension Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions under this paragraph (e) shall not exceed in any Fiscal Year $2,000,000 plus the unused portion of the permitted Restricted Junior Payments under this paragraph (e) from the immediately prior Fiscal Year (which carryover amount may only be utilized in such current Fiscal Year and not in subsequent Fiscal Years); and

      (f) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may pay management fees to the Sponsor in an amount not to exceed $1,000,000 per Fiscal Year and reasonable one-time transaction fees and reasonable expenses; provided that if such one-time transaction fees and expenses exceed $250,000 they shall have been approved by the disinterested members of the Borrower's board of directors.

      6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, in the Term Credit Agreement or any document evidencing a Permitted Refinancing thereof (provided that such restrictions are no less favorable to the Lenders than those contained in the Term Credit Agreement), in the Senior Subordinated Notes Indenture or in the indenture in respect of the Refinancing Notes (as long as such encumbrances or restrictions are no less favorable to the Lenders than those contained in the Senior Subordinated Notes Indenture) or (with respect to encumbrances or restrictions on the ability of any Foreign Subsidiary of Holdings only) in any documentation evidencing the local lines of credit of Foreign Subsidiaries expressly permitted by Section 6.1(m), no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to:

      (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Borrower or any other Subsidiary of Borrower;

      (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower;

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      (c) make loans or advances to Borrower or any other Subsidiary of
Borrower; or

      (d) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower;

      other than restrictions:

                  (i) in agreements evidencing Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired;

                  (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

                  (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

                  (iv) in any instrument governing Indebtedness or Capital Stock of a Person acquired by Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by Section 6.1 to be incurred;

                  (v) in any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition; and

                  (vi) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis.

      6.7. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

            (a) Investments in Cash and Cash Equivalents;

            (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any wholly owned Guarantor Subsidiaries of Borrower;

            (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business of Holdings and its Subsidiaries;

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            (d) intercompany loans to the extent permitted under Section 6.1(b)
and intercompany guaranties to the extent permitted under Section 6.1(g);

            (e) Consolidated Capital Expenditures permitted by Section 6.19;

            (f) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 in the aggregate at any one time outstanding;

            (g) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

            (h) Investments described in Schedule 6.7;

            (i) other Investments in an aggregate amount not to exceed at any time $5,000,000 plus the portion of Excess Cash Flow not used for mandatory prepayments of the Loans;

            (j) Investments in Foreign Subsidiaries of Holdings in an aggregate amount not to exceed $5,000,000 per Fiscal Year;

            (k) Investments received in lieu of Cash in connection with Asset Sales expressly permitted by Section 6.9;

            (l) Notes from buyers of permitted dispositions in an aggregate amount not to exceed $2,500,000 at any one time outstanding; and

            (m) Notes from employees for sale of Holdings stock.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

      6.8. FINANCIAL COVENANTS. During any Compliance Period, Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.00:1.00. Within five days of the last day of any Fiscal Quarter during which a Compliance Period is occurring on such last day, the Borrower shall provide to Administrative Agent a Compliance Certificate calculating the Fixed Charge Coverage Ratio based on the most recent monthly financial statements delivered pursuant to Section 5.1(a).

      6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies, equipment and capital

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expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

            (a) (i) any Subsidiary of Holdings may be merged with or into Borrower or any Guarantor Subsidiary, and any Subsidiary of Holdings (other than Borrower or a Guarantor Subsidiary (other than an Immaterial Subsidiary)) may be liquidated, wound up or dissolved (following the transfer of all its assets to Borrower or a Guarantor Subsidiary), and all or any part of the business, property or assets of any Subsidiary of Holdings may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person and (ii) any non-Guarantor Subsidiary of Holdings may be merged with or into Holdings or any Subsidiary of Holdings, and any non-Guarantor Subsidiary of Holdings may be liquidated, wound up or dissolved (following the transfer of all its assets to Borrower or a Subsidiary of Borrower), and all or any part of the business, property or assets of any non-Guarantor Subsidiary of Holdings may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Subsidiary of Borrower;

            (b) sales or other dispositions of assets that do not constitute Asset Sales;

            (c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) are less than $15,000,000 when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.13(a) and (4) pending such application pursuant to
Section 2.13(a) or any other use of such Net Asset Sale Proceeds permitted hereby, Borrower shall deposit all such Net Asset Sale Proceeds to the extent derived from assets constituting Fixed Collateral in the Asset Sale Proceeds Account;

            (d) disposals of obsolete, worn out or surplus property;

            (e) Permitted Acquisitions, the consideration for which constitutes
(i) less than $5,000,000 in the aggregate in any Fiscal Year and (ii) less than $15,000,000 in the aggregate from the Closing Date to the date of determination; and

            (f) Investments made in accordance with Section 6.7.

      6.10. DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital

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Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

      6.11. SALES AND LEASE-BACKS. Unless the proceeds resulting from such transaction are used to prepay Loans to the extent required by Section 2.13, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

      6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 6.12; and (f) transactions permitted under Sections 6.1(b), (g), (m)(ii), (n) and (o), 6.5(c), (e) and (f), and 6.7(d), (f), (j) and (m).

      6.13. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

      6.14. PERMITTED ACTIVITIES OF HOLDINGS. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than (x) obligations not constituting Indebtedness incurred in the ordinary course of its business as a holding company and not otherwise restricted by this Section 6.14 and (y) the Revolving Obligations, the Term Obligations or its obligations in respect of the Senior Subordinated Notes or any Refinancing Notes; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Borrower, (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its directly owned Subsidiaries; (f) create or acquire any Subsidiary or make or

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own any Investment in any Person other than Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other
Persons.

      6.15. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Except as set forth in Section 6.16, no Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its rights under any Related Agreement (other than agreements with respect to the Senior Subordinated Notes and Refinancing Notes which are subject to the provisions of Section 6.16) after the Closing Date that would be materially adverse to Borrower, any other Credit Party, Administrative Agent or the Lenders.

      6.16. AMENDMENTS OR WAIVERS WITH RESPECT TO SUBORDINATED INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Senior Subordinated Notes or Refinancing Notes, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on the Senior Subordinated Notes or Refinancing Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to the Senior Subordinated Notes or the Refinancing Notes (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions of the Senior Subordinated Notes or the Refinancing Notes, change the subordination provisions of the Senior Subordinated Notes or the Refinancing Notes (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Subordinated Notes or Refinancing Notes (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

      6.17. FISCAL YEAR. (i) No Credit Party shall, nor shall it permit any of its Guarantor Subsidiaries to change its Fiscal Year-end from December 31 and
(ii) no Credit Party shall permit any non-Guarantor Subsidiaries to change its Fiscal Year-end from December 31 or November 30, as the case may be.

      6.18. NO OTHER "DESIGNATED SENIOR INDEBTEDNESS". No Credit Party shall designate, or permit the designation of, any Indebtedness (other than under this Agreement or the other Credit Documents) as "Designated Senior Debt" or "Designated Senior Indebtedness" or a comparable term evidencing such designation for the purposes of the definition of the same or the subordination provisions contained in the Senior Subordinated Notes Indenture or the Refinancing Note Indenture without the consent of Administrative Agent.

      6.19. MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount for Holdings and its Subsidiaries in excess of $25,000,000; provided, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, (but in no event more than $12,500,000) of such amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (which carryover amount may only be utilized in such current Fiscal Year and not in subsequent Fiscal Years). Notwithstanding anything to the

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contrary herein, the covenant set forth in this Section 6.19 shall be tested only during each, if any, Compliance Period and such test shall be with respect to the then current Fiscal Year.

SECTION 7. GUARANTY

      7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment and performance in full of all Revolving Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) or any other provision of the Bankruptcy Code) (collectively, the "GUARANTEED OBLIGATIONS").

      7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

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      7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) or any other provision of the Bankruptcy
Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

      7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional, constitute primary obligations of such Guarantor and not a contract of surety to the maximum extent permitted by law, and to the extent permitted by applicable law shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

            (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

            (b) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

            (c) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

            (d) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may:

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                  (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations;

                  (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;

                  (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations;

                  (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations;

                  (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and

                  (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

            (e) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and to the extent permitted by applicable law shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:

                  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations;

                  (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or

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      any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security (provided that no Credit Document to which such Guarantor is a party may be amended without its written consent);

                  (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;

                  (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations;

                  (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations;

                  (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations;

                  (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and

                  (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

      7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries to the extent permitted by applicable law:

            (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

            (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower

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or any other Guarantor from any cause other than payment in full in Cash of the
Guaranteed Obligations;

            (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

            (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;

            (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

            (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, under the Hedge Agreements or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and

            (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

      7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or collateralized with Cash, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or collateralized with Cash, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor

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further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, the Commitments shall not have terminated and all Letters of Credit shall not have expired or been cancelled or collateralized with Cash, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

      7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

      7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

      7.9. AUTHORITY OF GUARANTORS OR BORROWER. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

      7.10. FINANCIAL CONDITION OF BORROWER AND GUARANTORS. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower or any other Guarantor at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Borrower or any other Guarantor. Each Guarantor has adequate means to obtain information from Borrower and each other Guarantor on a continuing basis concerning the financial condition of Borrower and the other Guarantors and their respective abilities to perform their respective obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for

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being and keeping informed of the financial condition of Borrower and the other
Guarantors and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower and any other Guarantor now known or hereafter known by any Beneficiary.

      7.11. BANKRUPTCY, ETC. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

            (c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

      7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) to a Person other than Holdings or any of its Subsidiaries, in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

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SECTION 8. EVENTS OF DEFAULT

      8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

            (a) Failure to Make Payments When Due. Failure by Borrower to pay
(i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due thereof; or

            (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual or aggregate principal amount of $5,000,000 or more, in each case beyond the grace period, if any, provided therefor; (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable), or to require the prepayment, redemption, repurchase or defeasance of, or to cause Holdings, Borrower or any of its Subsidiaries to make any offer to prepay, redeem, repurchase or defease that Indebtedness (other than an asset sale proceeds offer with respect to the Senior Subordinated Notes or the Refinancing Notes to the extent otherwise permitted hereunder), prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
(iii) any Event of Default (as defined in the Senior Subordinated Note Indenture, any Refinancing Notes Indenture or the Term Credit Agreement or any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loans) shall occur under the Senior Subordinated Note Indenture, any Refinancing Notes Indenture, the Term Credit Agreement or any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loans; or

            (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 5.2, Section 5.5 or Section 6; or

            (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

            (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit

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Documents, other than any such term referred to in any other provision of this
Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

            (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries (other than its Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries (other than its Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries (other than its Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other than its Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

            (g) Voluntary Bankruptcy; Appointment of Receiver, etc.. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

            (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

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            (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

            (j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of Holdings or any of its Subsidiaries, including through any joint and several liability with any of their respective ERISA Affiliates, in excess of $5,000,000 during the term hereof; or (ii) there shall occur the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA.

            (k) Change of Control. A Change of Control shall occur; or

            (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full in Cash of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full in Cash of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have valid and perfected Liens in any Collateral purported to be covered by the Collateral Documents with the priorities required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or
(iv) the Loans shall cease to constitute "Designated Senior Indebtedness" or "Designated Senior Debt" (or a comparable term evidencing such designation) under the subordination provisions of the Senior Subordinated Notes or the Refinancing Notes or shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and during the continuance, of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent,
(A) the Commitments, if any, of each Lender having such Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.2(b)(iv) or Section 2.3(e); (C) Administrative Agent may, subject to the Intercreditor

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Agreement, cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g), to pay) to Administrative Agent such additional amounts of Cash, to be held as security for Borrower's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

      8.2. BORROWER'S RIGHT TO CURE.

            (a) Notwithstanding anything to the contrary contained in Section 8.1, in the event that Holdings and Borrower fail to comply with the requirements of Section 6.8(a), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings (which, or the proceeds of which, shall be contributed to Borrower) in an amount not to exceed $5,000,000 in any Fiscal Quarter or $10,000,000 in any Fiscal Year. Such amounts shall be added to Consolidated EBITDA for purposes of determining compliance with Section 6.8(a) for the Fiscal Quarter immediately preceding the Fiscal Quarter in which they are so received by Borrower. If after giving effect to the foregoing recalculation, Borrower shall then be in compliance with the requirements of Section 6.8, then Borrower shall be deemed to have satisfied the requirements of Section 6.8 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.8 which had occurred shall be deemed cured for all purposes of the Credit Documents.

            (b) Notwithstanding anything herein to the contrary, (i) in no event shall Holdings or Borrower be entitled to exercise the right described in clause
(a) above in more than two Fiscal Quarters during any Fiscal Year, and (ii) in no event may the right described in clause (a) above be exercised more than four times in the aggregate during the Revolving Commitment Period.

SECTION 9. AGENTS

      9.1. APPOINTMENT OF AGENTS. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. CIT is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. CIT is hereby appointed Collateral Agent hereunder and under the other Credit Documents, and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. LaSalle Bank National Association and Antares Capital Corporation are each hereby appointed Co-Documentation Agents hereunder, and each Lender hereby authorizes Co-Documentation Agents to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does

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not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent, Co-Documentation Agent and Collateral Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, none of GSCP, in its capacity as Syndication Agent, nor LaSalle Bank National Association or Antares Capital Corporation, in their capacities as Co-Documentation Agents, shall have any obligations but shall be entitled to all benefits of this Section 9.

      9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

      9.3. GENERAL IMMUNITY.

            (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

            (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received written instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from

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Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

      9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, lending, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

      9.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

            (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            (b) Each Lender, by delivering its signature page to this Agreement on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date. Notwithstanding anything herein to the contrary, each Lender also acknowledges that the lien and the security interest granted to the Collateral Agent for the benefit of the Revolving Secured Parties pursuant to the Pledge and Security Agreement and the exercise of any right or remedy by the Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement.

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      9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

      9.7. SUCCESSOR ADMINISTRATIVE AGENT, COLLATERAL AGENT AND SWING LINE LENDER. Administrative Agent may resign at any time by giving thirty days' prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any resignation or removal of Administrative Agent pursuant to this Section shall also constitute the resignation or removal of (i) Administrative Agent as agent for the Borrower under Section 2.6(b) and (ii) of CIT or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become (i) successor agent for the Borrower under Section 2.6(b) and (ii) the successor Collateral Agent for all purposes hereunder and under the Credit Documents and such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or

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removed Collateral Agent under this Agreement and the other Credit Documents, and the retiring or removed Collateral Agent under this Agreement and the other Credit Documents shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under this Agreement or the other Credit Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement or the other Credit Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Credit Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and other Credit Documents. After any retiring or removed Collateral Agent's resignation or removal under this Agreement and other Credit Documents, the provisions of this Section 9 and the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the other Credit Documents while it was the Collateral Agent hereunder or thereunder. Any resignation or removal of Administrative Agent pursuant to this Section shall also constitute the resignation or removal of CIT or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (a) Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Borrower for cancellation, and (c) Borrower shall issue, if so requested by successor Administrative Agent and Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

    9.8. COLLATERAL DOCUMENTS AND GUARANTY.

            (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien for the benefit of the Revolving Secured Parties encumbering any item of Collateral that is the subject of a sale or other disposition of assets to a Person other than Holdings or any of its Subsidiaries permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

            (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents

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may be exercised solely by Administrative Agent or Collateral Agent, as applicable, on behalf of Lenders or Revolving Secured Parties, as applicable, in accordance with the terms of this Agreement and the Collateral Documents, and
(ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10. MISCELLANEOUS

      10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender or Issuing Bank, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

      10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Revolving Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers (but in no event for more than one commercial audit and one appraisal per Fiscal Year except after the occurrence of and during the continuance of a Default or Event of Default, which right to payment is exclusive of the similar rights to payment under the Term Credit Agreement); (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in

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connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all actual and reasonable (such reasonableness determined in the sole discretion of the Administrative Agent) costs and expenses, including reasonable (such reasonableness determined in the sole discretion of the Administrative Agent) attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings; provided that Borrower shall not be required to pay the fees and expenses of more than one counsel for Lenders other than the Administrative Agent (who shall be entitled to be paid the fees and expenses of its counsel notwithstanding the foregoing).

      10.3. INDEMNITY.

            (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents, advisors and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys, agents or advisors, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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      10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

      10.5. AMENDMENTS AND WAIVERS.

            (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

            (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                  (i) extend the scheduled final maturity of any Loan or Note;

                  (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

                  (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

                  (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9 or by reason of amendments to the defined terms used in computing the Leverage Ratio) or any fee payable hereunder or any other amount payable under any Credit Document;

                  (v) reduce or forgive the amount due and payable or extend the time for payment of any such interest or fees;

                  (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

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                  (vii) amend, modify, terminate or waive any provision of this
      Section 10.5(b) or Section 10.5(c);

                  (viii) amend any provision of Section 2.16 or amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE";

                  (ix) release all or substantially all of the Fixed Collateral, the Liquid Collateral or any of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

                  (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

            (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                  (i) increase, or postpone the scheduled date of expiration of, any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

                  (ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

                  (iii) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(e) without the written consent of Administrative Agent and of Issuing Bank;

                  (iv) amend, modify, terminate or waive any provision of
      Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

                 (v) increase the advance rates applicable to the Aggregate Borrowing Base over those in effect on the Closing Date without the consent of (i) the Administrative Agent, in the case of any advance rate increase that would result in an increase in the Aggregate Borrowing Base of up to $5,000,000, and (ii) one or more Lenders having or holding Revolving Exposure and representing more than 70% of the sum of the aggregate Revolving Exposure of all Lenders, in the case of any advance rate increase that would result in an increase in the Aggregate Borrowing Base of more than $5,000,000; or

                  (vi) except in accordance with subsection (v) above, amend or modify the definition of "Aggregate Borrowing Base" without the written consent of the Requisite Lenders (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for

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      Eligible Accounts and Eligible Inventory, in each case by Administrative
      Agent in accordance with the terms hereof, will not be deemed such an amendment or modification).

            (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

      10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

            (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in
Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

                  (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Borrower and Administrative Agent; and

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                  (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Revolving Loans or Commitments to any such Person (except in the case of assignments made by or to GSCP), consented to by each of Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld, conditioned or delayed or, (y) in the case of Borrower, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this
      Section 10.6(c)(ii) shall be in an aggregate amount of not less than $3,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Commitments and Revolving Loans.

            (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c). Notwithstanding anything to the contrary herein or in any Assignment Agreement, in the case of an assignment to a Person meeting the criteria of clause (i) of the definition of the term "Eligible Assignee" of the assigning Lender, such assignment shall be effective between such assigning Lender and such Eligible Assignee immediately without compliance with the conditions for assignment under Sections 10.6(b) through (d), but shall not be effective with respect to any Credit Party, Administrative Agent, any other Agent, any Issuing Bank, any Swing Line Lender or any Lender, and each Credit Party, Administrative Agent, each other Agent, each Issuing Bank, each Swing Line Lender and each Lender shall be entitled to deal solely and directly with such assigning Lender under any such assignment, in each case, until the conditions for assignment under Sections 10.6(b) through (d) have been complied with.

            (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement.

            (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

            (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement:

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(i) the assignee thereunder shall have the rights and obligations of a "Lender"
hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to Letters of Credit issued by it until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

            (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or
(iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and
2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section
2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is

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made with Borrower's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of
Section 2.19 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.19 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.16 as though it were a Lender.

            (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owned by or owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and (ii) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owned by or owed to such Lender, and its Notes, if any, to secure obligations of such Lender to any holders of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of such holders; provided, no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided, further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.16, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

      10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be

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construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      10.10. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Secured Parties enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      10.11. SEVERABILITY. In case any provision in or obligation hereunder or under any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out herefrom and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

      10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401) WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SUCH SECTION 5-1401.

      10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS,

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MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY
(a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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      10.17. CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Borrower and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Lender pursuant to the requirements hereof in accordance with customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to such Lender's and such Lender's Affiliates' directors, officers, employees, agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

      10.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

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      10.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      10.20. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

      10.21. USA PATRIOT ACT. Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with such Act.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               STANADYNE CORPORATION

                               By:  /s/ WILLIAM D. GURLEY
                                    --------------------------------------------
                                    Name:  William D. Gurley
                                    Title: President and Chief Executive Officer

                               STANADYNE AUTOMOTIVE HOLDING CORP.

                               By:  /s/ WILLIAM D. GURLEY
                                    --------------------------------------------
                                    Name:  William D. Gurley
                                    Title: President and Chief Executive Officer

                               PRECISION ENGINE PRODUCTS CORP.

                               By:  /s/ WILLIAM D. GURLEY
                                    --------------------------------------------
                                    Name:  William D. Gurley
                                    Title: President and Chief Executive Officer

                               GOLDMAN SACHS CREDIT PARTNERS L.P.,
                               as Sole Lead Arranger, Sole Bookrunner,
                               Syndication Agent and a Lender

                               By:  /s/ ROBERT WAGNER
                                    -------------------------------
                                    Name:    Robert Wagner
                                    Title:   Authorized Signatory

                               THE CIT GROUP/BUSINESS CREDIT, INC.,
                               as Administrative Agent, Collateral Agent, Swing Line Lender and a Lender

                               By:  /s/ JAMES A. BRENNAN, JR.
                                    ------------------------------
                                    Name:    James A. Brennan, Jr.
                                    Title:   Vice President

                               ANTARES CAPITAL CORPORATION, as Co-
                               Documentation Agent and a Lender

                               By:  /s/ MICHAEL W. CHIRILLO
                                    -----------------------------
                                    Name:    Michael W. Chirillo
                                    Title:   Managing Director

                               LASALLE BANK NATIONAL ASSOCIATION,
                               as Co-Documentation Agent and a Lender

                               By:  /s/ LORA BACKOFEN
                                    -----------------------------
                                    Name:    Lora Backofen
                                    Title:   First Vice President

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT

                                   COMMITMENTS

           LENDER                             COMMITMENT      PRO RATA SHARE
           ------                             ----------      --------------
Goldman Sachs Credit Partners L.P.            $ 5,000,000         14.29%
The CIT Group/Business Credit, Inc.           $10,000,000         28.57%
Antares Capital Corporation                   $10,000,000         28.57%
LaSalle Bank National Association             $10,000,000         28.57%
                                              -----------         -----
TOTAL                                         $35,000,000           100%
                                              ===========         =====

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

STANADYNE CORPORATION
92 Deerfield Road
Windsor, CT 06095
Attn: Steven Langin
Telecopier: 860-683-4500

in each case, with a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attention:  Thomas Draper
Telecopier:  617-951-7050

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Sole Lead Arranger, Sole Bookrunner,
Syndication Agent and a Lender

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention: Stephen King
         Telecopier: 212-902-3000

with a copy to:

         Latham & Watkins LLP
         885 Third Avenue
         New York, New York  10022
         Attention: Michele Penzer
         Telecopier: (212) 751-4864

                                  APPENDIX B-2

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Administrative Agent, Collateral Agent,
Swing Line Lender, Issuing Bank and a Lender

1211 Avenue of the Americas
New York, New York 10036
Attention:  Regional Credit Manager
Telecopier:  212-536-1295

                                  APPENDIX B-3

ANTARES CAPITAL CORPORATION
as Co-Documentation Agent and a Lender

311 S. Wacker Drive
Chicago, IL  60606
Attention:  Karen Strom
Telecopier:  312-697-3980

                                  APPENDIX B-4

LASALLE BANK NATIONAL ASSOCIATION,
as Co-Documentation Agent and a Lender

135 S. LaSalle Street, Suite 1743
Chicago, IL  60603
Attention:  Lora Backofen
Telecopier:  312-904-6546

                                  APPENDIX B-5

                                                                  EXHIBIT B-1 TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                               REVOLVING LOAN NOTE

$[1][___,___,___]

      FOR VALUE RECEIVED, STANADYNE CORPORATION, a Delaware corporation ("COMPANY"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns, on or before August 6, 2010, the lesser of (a) [1][DOLLARS] ($[1][___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Revolving Credit Agreement referred to below.

      Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Revolving Credit and Guaranty Agreement, dated as of August 6, 2004 (as it may be amended, supplemented or otherwise modified, the "REVOLVING CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, STANADYNE AUTOMOTIVE HOLDING CORP., certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent and Collateral Agent.

      This Note is one of the "Revolving Loan Notes" in the aggregate principal amount of $35,000,000 and is issued pursuant to and entitled to the benefits of the Revolving Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

      All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Revolving Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

----------
[1]      Lender's Revolving Credit Commitment

                                  EXHIBIT B-1-1

      This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Revolving Credit Agreement.

      THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Revolving Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Revolving Credit Agreement.

      No reference herein to the Revolving Credit Agreement and no provision of this Note or the Revolving Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Revolving Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                  EXHIBIT B-1-2

      IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                                     STANADYNE CORPORATION

                                                     By: _______________________
                                                     Title:

                                  EXHIBIT B-1-3

                                 TRANSACTIONS ON
                               REVOLVING LOAN NOTE

       Amount of Loan   Amount of Principal    Outstanding Principal     Notation
Date   Made This Date      Paid This Date        Balance This Date        Made By
----   --------------   -------------------    ---------------------     --------

                                  EXHIBIT B-1-4

                                                                  EXHIBIT B-2 TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                                 SWING LINE NOTE

$[1][___,___,___]

      FOR VALUE RECEIVED, STANADYNE CORPORATION, a Delaware corporation ("COMPANY"), promises to pay to The CIT Group/Business Credit, Inc., as Swing Line Lender ("PAYEE"), on or before August 6, 2010, the lesser of (a) [_______________] ($[___________]) and (b) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Revolving Credit Agreement referred to below.

      Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Revolving Credit and Guaranty Agreement, dated as of August 6, 2004 (as it may be amended, supplemented or otherwise modified, the "REVOLVING CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, STANADYNE AUTOMOTIVE HOLDING CORP., certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent and Collateral Agent.

      This Note is the "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Revolving Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

      All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Revolving Credit Agreement.

      This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Revolving Credit Agreement.

      THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be

----------
[1] Swing Line Sublimit

                                  EXHIBIT B-2-1
declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Revolving Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Revolving Credit Agreement.

      No reference herein to the Revolving Credit Agreement and no provision of this Note or the Revolving Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Revolving Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                 EXHIBIT B-2-2

      IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                                 STANADYNE CORPORATION

                                                 By:____________________________
                                                 Title:

                                 EXHIBIT B-2-3

                                 TRANSACTIONS ON
                                 SWING LINE NOTE

       Amount of Loan   Amount of Principal    Outstanding Principal     Notation
Date   Made This Date      Paid This Date        Balance This Date        Made By
----   --------------   -------------------    ---------------------     --------

                                 EXHIBIT B-2-4